Exhibit 10.17

*** designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED DISTRIBUTOR AGREEMENT

THIS AMENDED AND RESTATED DISTRIBUTOR AGREEMENT (this “Agreement”) is entered into as of December 1, 2009 (the “Effective Date”) by and between NetSpend Corporation, a Delaware corporation (“NetSpend”), and JTH Tax, Inc., a Delaware corporation, d/b/a “Liberty Tax Service” (“Liberty Tax”),  Liberty Tax and NetSpend are collectively referred to in this Agreement as the “Parties.”

WHEREAS, NetSpend has entered into an agreement with a national bank or federal savings association (the “Issuing Bank”) whereby the Issuing Bank has agreed to issue certain prepaid debit cards that are offered and serviced by NetSpend (the “NetSpend Cards”);

WHEREAS, the program by which the Issuing Bank issues the NetSpend Cards is referred to herein as the “Card Program;”

WHEREAS, NetSpend offers and provides its services for the Card Program using its proprietary technology, business methods, services and processes that are together used to facilitate the activation, reload, sale, use, reporting and regulatory compliance related to the NetSpend Cards (the “NetSpend Services” and, together with the NetSpend Cards, the “NetSpend System”);

WHEREAS, Liberty Tax, itself and through its franchisees at various retail locations, facilitate refund anticipation loans, refund transfers and tax refunds for its customers who may benefit from the Card Program (“Tax Services”);

WHEREAS, the Parties have entered into that certain Distributor Agreement, dated as of October 1, 2008, whereby Liberty Tax, itself and through its franchisees, acts as an independent distributor and receives for transmission and transmit to NetSpend sign-up information in the form of applications for NetSpend Cards and related card services, and whereby Liberty Tax adds or “loads” refund anticipation loans, refund transfers and tax refunds to accounts associated with NetSpend Cards by facilitating the delivery of such funds via a third party bank or federal or state governmental authorities (as applicable) to the Issuing Bank (the “Existing Distributor Agreement”);

WHEREAS, the Parties have entered into that certain Third Party Agency Agreement, dated as of October 1, 2008, with the Issuing Bank (the “Bank Agreement”); and

WHEREAS, the Parties desire to amend and restate the Existing Distributor Agreement as set forth herein:

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Appointment.  Acting upon authority granted to it by the Issuing Bank, on behalf of the Issuing Bank as well as on its own behalf, NetSpend hereby appoints (i) Liberty Tax to provide retail distribution services as set forth in Section 2 of this Agreement and (ii) each franchisee of Liberty Tax that elects to participate in the Card Program (each, a “Franchisee”) by entering into an agreement with Liberty Tax in the form attached hereto as Exhibit A (the “Franchisee Card Program Agreement”) to provide retail distribution services as set forth in the applicable Franchisee Card Program Agreement.  Liberty Tax shall offer each of its franchisees the ability to participate in the Card Program and shall cause each of its own retail locations to participate in the Card Program.  Liberty Tax shall be responsible for the performance of all of the Franchisees under the Franchisee Card Program Agreements, and NetSpend may, in its sole discretion, look solely to Liberty Tax with respect to any failure by any Franchisee to comply with the applicable Franchisee Card Program Agreement.  The Parties acknowledge that the Bank Agreement provides that certain terms of Franchisee’s and Liberty Tax’s appointment as agents for the Issuing Bank and as agents for NetSpend shall be governed and administered pursuant to the terms of this Agreement and the Franchisee Card Program Agreements and that any rights and obligations imposed upon either of the Parties or Franchisee under the Bank Agreement shall be supplemental to and not in lieu of (and shall not supersede) those imposed under this Agreement and the Franchisee Card Program Agreements.  It is also acknowledged that, as referenced in the Bank Agreement, the Issuing Bank is a third-party beneficiary of certain rights granted under this Agreement to NetSpend in certain circumstances.  Except as otherwise expressly provided in the Bank Agreement, the foregoing limited grant of third party rights to the Issuing Bank under the Bank Agreement shall not be deemed to impose upon the Issuing Bank any of the obligations of NetSpend under this Agreement, and Liberty Tax agrees that, except as otherwise provided in the Bank Agreement, its exclusive remedy upon any breach of this Agreement by NetSpend shall be to seek redress from NetSpend or its successors in the manner provided by law and this Agreement.  To the extent that Liberty Tax provides Tax Services through its own retail locations or “company-owned stores”, the obligations of a Franchisee under this Agreement shall be deemed to apply to Liberty Tax as if Liberty Tax were a “Franchisee” hereunder.  The obligations of all other Franchisees shall be governed exclusively by their respective Franchisee Card Program Agreements.  Each retail location of  a Franchisee shall be referred to herein as a “Franchisee Location.”

2.     Distributor Services.  To the extent and where permitted by applicable law, the following services (the “Distributor Services”) shall be provided by Liberty Tax and Franchisee, as applicable, at each of its Franchisee Locations, during the Franchisee Locations’ normal business hours:

(a)   Franchisee will offer to each of its customers that electronically files his or her tax return with such Franchisee and his or her refund with respect to such return is greater than one dollar ($1.00) a temporary non-personalized NetSpend Card (a “Temporary Card”) onto which (i) a refund anticipation loan or refund transfer from a third party bank or (ii) a tax refund from a state or federal government shall be added or “loaded.”  NetSpend Cards issued directly from a Franchisee Location shall be referred to herein as a “Liberty Tax/NetSpend Card.”

(b)   Franchisee will also cause its Franchisee Locations to accept requests to add or “load” refund anticipation loans, refund transfers and tax refunds to NetSpend Card accounts, whether such NetSpend Card was purchased at a Franchisee Location or not and whether such NetSpend Card was issued by the Issuing Bank or not (“Card Payments”).

(c)   Liberty Tax shall record the full amount of the payment of each Card Payment (collectively, “Customer Payments”) and transmit such information by secure electronic means from Liberty Tax’s corporate office

©2007 NetSpend Corporation

CONFIDENTIAL

to NetSpend.

(d)   Customer Payments shall be delivered to the Issuing Bank in accordance with Schedule 1 hereto.  With respect to the receipt and delivery of Card Payments and other items to the Issuing Bank, Liberty Tax shall act as the agent of the Customer in the capacity of a “messenger service” as defined in 12 CFR § 7.1012, as amended from time to time.  With respect to each transaction involving the Distributor Services at a Franchisee Location, Distributor will accurately, completely, properly and promptly record and transmit to NetSpend by secure electronic means (i) the PAN and other Track 2 data encoded on the magnetic stripe of the NetSpend Card, (ii) the full amount of the Card Payment, (iii) the Franchisee Location identifier and (iv) the unique transaction identifier, together with all other Customer Data obtained from the Customers at the Franchisee Locations or otherwise in connection with the Distributor Services, which shall include each Customer’s name, address, telephone number, social security number and date of birth.  For purposes of this Agreement, “Customer Data” means any information or data regarding a Customer that constitutes “Nonpublic Personal Information” of a “Consumer” as the terms “Nonpublic Personal Information” and “Consumer” are defined under Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, as it or they may be amended or supplemented from time to time (“GLBA”); provided, however, that “Customer Data” shall not include information directly associated with the Tax Services provided by Liberty Tax and the Franchisee to Customers in their capacity as purchasers of the Tax Services.

(e)   Each Party hereby grants to the other Party, during the term of this Agreement, a non-exclusive, non-transferable, non-sublicensable (other than sublicenses to Franchisees under the Franchisee Card Program Agreements) right to use the names, trademarks, trade names, service marks, drawings, logos, symbols and other indicia of origin designated by the granting Party in a schedule (“Marks Schedule”) delivered from time to time to the other Party, for the sole purposes of marketing and promoting the sale, load and reload of NetSpend Cards pursuant to this Agreement (“Marks”).  If expressly so agreed in a Marks Schedule, each Party may extend the scope of such limited license to allow the use of its Marks by the other Party in approved advertising, promotional literature, documentation and other marketing materials related to the Liberty/Tax NetSpend Cards and marketing efforts under this Agreement.  To the extent such use is expressly contemplated in a Marks Schedule, a Party’s use of the other Party’s Marks in any such advertisement, promotional literature, documentation and other marketing materials will be subject to the granting Party’s prior review and approval, such approval not to be unreasonably withheld or delayed. Liberty Tax and NetSpend each own all right, title and interest in and to their respective Marks, along with all related intellectual property rights and associated goodwill.  A Party will comply with the written guidelines and procedures established by the other party with respect to its use of such Party’s Marks and will otherwise cooperate and agree upon the details of such identification.  A Party will not modify or alter the other Party’s Marks and will include an appropriate trademark notice (e.g., ® or ™, as the case may be) with each use of any of such Marks.  Neither Party will adopt brands, logos, trademarks, trade name or other marks which are the same as or confusingly similar to the Marks of the other Party.  In no event and under no circumstances shall a Party use the other Party’s Marks in any manner that is derogatory, negative, likely to confuse a third party as to source of goods or services, or otherwise injurious to the other Party, as determined by the other Party in its sole discretion.  Upon expiration or earlier termination of this Agreement, each Party will immediately cease all display, advertising and use of all Marks of the other Party.  No right, title or interest in, to or under any existing copyright, patent, trademark or, trade secret (collectively, the “Existing Proprietary Rights”) of any Party are created or assigned or otherwise transferred to the other Party pursuant to this Agreement.  Nothing in this Agreement constitutes a work for hire agreement, and nothing in this Agreement constitutes an agreement by a Party to assign or otherwise convey title to any Existing Proprietary Rights to the other Party.  Each Party will retain full ownership of and title to all equipment, materials, hardware and other items provided by such Party in connection with this Agreement.  As among Liberty Tax, Franchisee and NetSpend, NetSpend will own the Liberty Tax/NetSpend Cards, any information and data associated with account activity of Customers, the NetSpend System and any intellectual property rights related thereto.

(f)    (i)            During the period commencing on January 1 and ending on April 30 of each year (the “Marketing Period”), Liberty Tax shall use commercially reasonable efforts to cause each Franchisee Location to prominently display Liberty Tax/NetSpend Card program marketing information consisting of a menu strip, window cling and any other marketing or informational materials bearing the Marks of Liberty Tax and NetSpend supplied to Franchisee by NetSpend (“Marketing Materials”).  In connection with any audit Liberty Tax conducts of Franchisee Locations, Liberty Tax shall confirm whether such Franchisee Locations are displaying the Marketing Materials in accordance with the immediately preceding sentence.  Liberty Tax shall promptly provide a copy of the results of such audits to NetSpend upon NetSpend’s request.

(ii)   In addition, Franchisee will use reasonable efforts to cause employees of Franchisee designated by NetSpend, upon consultation with Franchisee, to attend information and training seminars or sessions regarding the NetSpend Cards and the NetSpend Services provided by NetSpend and/or Liberty Tax from time to time. If such a seminar or session is scheduled and conducted, Franchisee will be responsible for ensuring that all designated personnel attend such seminar or session, provided NetSpend will be responsible for the cost of the facilities employed for seminars or sessions provided solely by NetSpend, which shall be selected upon consultation with Liberty Tax.

(iii)  At NetSpend’s request, Franchisee will make certain Franchisee Locations available from time to time for purposes of market testing improved NetSpend Cards and NetSpend Services or for purposes of objectively testing consumer response to pricing or other changes to existing NetSpend Cards and NetSpend Services.

(g)   Any reversal or adjustment by Liberty Tax with respect to any receipt of funds by Liberty Tax for delivery to the Issuing Bank (in this paragraph, an “Adjustment”) will be effective only when both of the following have occurred:

(ii)   the terms of such Adjustment has been transmitted electronically to NetSpend; and

(iii)  NetSpend has confirmed electronically its receipt of such information and its approval of such Adjustment.  Upon receipt by NetSpend of an electronic transmission by Liberty Tax of information pertaining to an Adjustment, NetSpend will acknowledge receipt electronically and approve or disapprove such Adjustment as soon as reasonably possible.  Liberty Tax acknowledges that it shall remain responsible for any mistake requiring an Adjustment with respect to any financial data or funds delivered by Liberty Tax to the Issuing Bank or any financial data transmitted to NetSpend pursuant to this Agreement until such time as NetSpend acknowledges receipt of and approves the Adjustment in question.  After Liberty Tax electronically transmits any Adjustment to NetSpend and NetSpend acknowledges and approves the Adjustment, Liberty Tax will have no further obligation relating to any payment made on that NetSpend Card in a mistaken amount or otherwise for any liability or cost of NetSpend or  the Issuing Bank relating to the data or funds subsequently adjusted.  If NetSpend disapproves an Adjustment in accordance with this Section 2(i), then Liberty Tax will be responsible for the consequences of such proposed Adjustment as to any funds delivered or due to be delivered by Liberty Tax to the Issuing Bank or any financial data transmitted or due to be transmitted to NetSpend pursuant to this Agreement for which such Adjustment was disapproved. Notwithstanding any of the above provisions, Liberty Tax shall act as the agent for the Customer while funds are in transit, and Liberty Tax shall be responsible for such funds until such are actually delivered to the Issuing Bank.

3.     Fees.

(a)   ***

(b)   NetSpend agrees to pay to Liberty Tax fees (the “NetSpend Fees”) with respect to Distributor Services provided by Franchisee on the terms and conditions set forth in Schedule 2 hereto.  The NetSpend Fees shall be transmitted to Liberty Tax in the manner set forth in Schedule 1 hereto.

(c)   NetSpend shall be entitled, in its sole discretion, at any time and from time to time, to modify the fees paid by Customers with respect to the NetSpend Services (other than the Cash Advance Fee (as defined in Schedule 2 hereto) which may only be modified by the mutual consent of both Parties); provided, however, that NetSpend shall provide Liberty Tax with at least sixty (60) days notice of any modification of the fees paid by Customers with respect to the NetSpend Services.  If any such fees are modified at the request of Liberty Tax, NetSpend may propose that certain equitable adjustments be made to the NetSpend Fees and, in such case, Liberty Tax shall make good faith efforts to re-negotiate the NetSpend Fees with NetSpend.

(d)   The parties acknowledge that NetSpend has paid to Liberty Tax a cash bonus in the amount of ***. NetSpend will pay Liberty Tax an additional cash bonus in the amount of *** on or prior to ***.

4.     The Parties’ Additional Rights and Responsibilities.

(a)   Issuance of NetSpend Cards.  As between NetSpend and the Issuing Bank, on the one hand, and Liberty Tax and Franchisee, on the other hand, NetSpend will be solely responsible, alone or through contracts with third parties, for the determination of the Customers to whom or for whom Liberty Tax/NetSpend Cards are issued, for the manufacture and delivery of the Liberty Tax/NetSpend Cards, for the provision of all NetSpend Services it provides to the Customers and for the production and delivery of numbered accounts, reports, invoices and statements to, and its relationship with, the Customers.  This responsibility includes (without limitation) responding to and satisfying any Customers’ complaints regarding the availability and quality of the Liberty Tax/NetSpend Cards and the NetSpend Services.

(b)   Marketing Materials, Temporary Cards and Training.  NetSpend will, at its own expense, deliver to Franchisee a sufficient quantity of Marketing Materials and Temporary Cards as may be necessary for Franchisee to perform the Distributor Services at each of its Franchisee Locations. Franchisee shall have no responsibility to NetSpend or to the Issuing Bank for any lost or stolen Temporary Cards, Marketing Materials or procedural and other documentation necessary for Franchisee otherwise to perform the Distributor Services, except to the extent such loss is due to Franchisee’s negligence or intentional misconduct.  Franchisee may order additional Temporary Cards from NetSpend to adequately fill requests from Customers.  Orders shall be sent to the address of NetSpend set forth below.  Orders placed by Franchisee may be refused or canceled by NetSpend at any time, provided that Franchisee will be excused from performance under this Agreement to the extent such nonperformance is due to NetSpend’s failure to deliver cards following a reasonable and timely order for such cards placed by the Franchisee with NetSpend.  NetSpend will at its own discretion and expense deliver the ordered Cards to Franchisee by (i) personal delivery, (ii) mail, or (iii) prepaid overnight express delivery service or same-day local courier service. NetSpend will assist Franchisee with reasonable instruction of Franchisee’s employees in marketing and processing applications for the NetSpend Cards, the Temporary Cards, the NetSpend Services, Customer Data and Customer Payments.  NetSpend will also provide a toll-free telephone number by which Franchisee’s employees may pose questions directly to NetSpend and will take such other actions as are reasonably necessary to keep Franchisee’s employees informed of news and developments related to the NetSpend Services.

(c)   Card Branding.   The Parties shall cooperate in the design and production of Liberty Tax/NetSpend Cards, including the card skin design, designation and brand, which shall be mutually agreed upon by the Parties and subject to approval of the respective Issuing Bank and card association.  Each Liberty Tax/NetSpend Card shall identify the Issuing Bank, as well bear NetSpend’s name, address, toll-free telephone number and logo and Liberty Tax’s name and logo.  Liberty Tax and Franchisee each acknowledges and agrees that NetSpend shall retain the ownership rights in any card skin design created in connection with the development of any Liberty Tax/NetSpend Card and that NetSpend retains the right and discretion to use for any purpose any such card skin design.

(d)   Estimated Amounts.  On or prior to October 15 of each calendar year, the Parties shall mutually agree upon an estimate of the number of Temporary Cards that will be manufactured for the following year (with respect to any year, the “Estimated Amounts”).  Notwithstanding anything to the contrary contained herein, in the event that the number of Temporary Cards issued from Franchisee Locations exceeds the Estimated Amount for such year, NetSpend shall be entitled to deliver to the Franchisees, on and after such date for the remaining portion of such year, Temporary Cards that do not bear the Liberty Tax name or logo and that have not been designed and produced in accordance with Section 4(c).  Franchisee shall not dispose of any Temporary Cards not used in any calendar year, but shall maintain such Temporary Cards in safekeeping for use in the subsequent calendar year.  In the event that at any time the parties agree to a new card skin design for Liberty Tax/NetSpend Cards (“New Liberty Tax/NetSpend Cards”), NetSpend shall be entitled to deplete its inventory of Liberty Tax/NetSpend Cards bearing the prior card skin design prior to distributing the New Liberty Tax/NetSpend Cards.

(e)   Liberty Tax Branded Website and IVR System.  NetSpend will develop and host a Liberty Tax branded customer support website and IVR system with substantially similar services and functionality as NetSpend’s standard customer service website and IVR system.  Liberty Tax hereby grants to NetSpend a right and license to use the Liberty Tax domain name in order to develop and host the Liberty Tax branded website. Liberty Tax shall have the opportunity to have input on the final “look and feel” of the website and the messaging used with the IVR, subject to NetSpend’s information technology policies, procedures and requirements.  The IVR system will have a unique toll-free IVR call in number and will utilize NetSpend’s existing call flow with NetSpend-provided voicing and scripting.

(f)    Distributor Authorizations.  Liberty Tax represents, warrants and covenants to each of NetSpend and the Issuing Bank that, to the extent related to the Distributor Services, (i) any and all licenses, permits, and other authorizations of Liberty Tax and Franchisee required by federal or state laws (collectively, the “Distributor Authorizations”) have been obtained, are valid and in full force and effect, (ii) the continuation, validity, and effectiveness of all of the Distributor Authorizations shall not be impaired or adversely affected by the terms hereof, (iii) it will maintain in effect the Distributor Authorizations, or obtain new or additional Distributor Authorizations, as necessary to permit it to perform its obligations under this Agreement and the Franchisee Card Program Agreement, as applicable and (iv) the NetSpend Authorized Payment Processer Application submitted to NetSpend by Liberty Tax, together with such documentation and materials provided by Liberty Tax to NetSpend in connection therewith (collectively, the “Application”), is true, correct and complete in all material respects, and Liberty Tax will update the Application from time to time as necessary to cause the Application to remain true, correct and complete in all material respects.  Liberty Tax represents, warrants and covenants that the information contained in the ACH Authorization Form submitted to NetSpend with the Application is true, correct and complete and that NetSpend and the Issuing Bank shall be entitled to rely on such information with respect to any transmission of funds in accordance with Schedule 1 hereto.  In the event of any change to the information contained in the ACH Authorization Form, Liberty Tax shall promptly submit to NetSpend a new ACH Authorization Form, in which case NetSpend shall be entitled to rely on the information contained in the new ACH Authorization Form with respect to any future transmission of funds in accordance with Schedule 1 hereto.

(g)   Taxes. NetSpend will pay when due all federal excise taxes and all state and local use or sales taxes imposed in connection with the provision of the NetSpend Services. Liberty Tax will pay when due all federal excise taxes and all state and local use or sales taxes imposed in connection with funds collected by it and Franchisee for the Distributor Services to the extent such taxes can be collected from the Customer.  Each Party and Franchisee will also file when due all required tax returns required to be filed in connection with its business and with the collection and remittance of any applicable excise, use or sales taxes for which it bears responsibility under this Section 4(g).

(h)   Successor Bank.  Any other provision of this Agreement or the Bank Agreement to the contrary notwithstanding, as between Liberty Tax and NetSpend, NetSpend shall have the right at any time to cause another national bank, federal savings bank or federal savings association other than the initial Issuing Bank to become the issuer of the Liberty Tax/NetSpend Cards, and, upon NetSpend’s request, Liberty Tax agrees to exert its commercially reasonable efforts to facilitate substituting another bank or savings association (the or a “Successor Bank”) for the initial Issuing Bank for all purposes of this Agreement, including such amendments hereto as reasonably required by the Successor Bank, it being understood that the Parties intend that the material terms of this Agreement shall be unaffected by any such substitution of a Successor Bank for the initial Issuing Bank.  For purposes of the foregoing provision, Liberty Tax agrees that it will enter into an agreement (the “Successor Bank Agreement”) comparable in terms and effect to the Bank Agreement with NetSpend and any such Successor Bank, provided (i) the terms of the Successor Agreement shall be no more burdensome upon Liberty Tax in any material respect than is the Bank Agreement and (ii) except with respect to Liberty Tax/NetSpend Cards issued by the initial Issuing Bank prior to the effective date of the Successor Bank Agreement, Liberty Tax shall be fully released from continuing liabilities to the initial Issuing Bank under the Bank Agreement.

(i)    Fraud.  Each Party agrees that it will be fully liable for all damages resulting from the fraud, willful misconduct or gross negligence of its respective employees, agents, contractors or representatives.   Liberty Tax agrees that it will be fully liable for all damages resulting from the fraud, willful misconduct or gross negligence of Franchisee and its respective employees, agents, contractors or representatives. Notwithstanding the foregoing, Liberty Tax shall not be responsible for any unauthorized or erroneous transactions related to the NetSpend Cards for which either NetSpend or the Issuing Bank has liability in accordance with the Electronic Funds Transfer Act (“EFTA”), or any other applicable law, including without limitation liability arising under EFTA for any fraudulent or unauthorized NetSpend Card activations.  Franchisee will shall promptly notify Liberty Tax and NetSpend via facsimile, telephone or e-mail with information of which it has actual knowledge about any unauthorized activation of any NetSpend Card or about any counterfeit or fraudulent NetSpend Card sales.  NetSpend and the Issuing Bank will timely comply with their own obligations under this Agreement and applicable law to investigate and respond to such allegations under the EFTA and any other applicable law, and, if appropriate, attempt to close the account associated with the affected NetSpend Card(s), and recover funds Loaded onto such account.  NetSpend and Issuing Bank will cooperate with Franchisee and Franchisee Locations, and Franchisee will cause Franchisee Locations to cooperate fully with NetSpend and the Issuing Bank as applicable, in an effort to locate and prosecute the perpetrator of such unauthorized activity or fraud. NetSpend and Issuing Bank acknowledge and agree that Franchisee or the responsible Franchisee Location(s) will have no liability or obligation to make restitution payments to Issuing Bank for the benefit of NetSpend as applicable under this Agreement or otherwise, whether in the nature of Card Payments or fees charged in connection therewith, in connection with any NetSpend Cards that are the subject of such unauthorized or erroneous activity, except to the extent that such unauthorized activity constitutes the error, negligence, fraud, or willful misconduct of the employees, agents, contractors or representatives of Franchisee or any Franchisee Location, respectively.

(j)    Press Release.  Liberty Tax agrees to participate with NetSpend, at NetSpend’s request, in a joint press release concerning the subject matter of this Agreement. Both NetSpend and Liberty Tax must approve the substance of the press release in advance, provided that neither Party may unreasonably withhold or delay granting its approval. Liberty Tax agrees that NetSpend may disclose Liberty Tax by name as an agent of NetSpend.

(k)   Rights to Market to Customers.  Liberty Tax acknowledges and agrees that during and after the term of this Agreement NetSpend shall be entitled to use Customer Data to market to Customers complementary NetSpend products, features and services, including, without limitation, direct deposit features, overdraft protection and line of credit products.

5.     Term; Termination.

(a)   The term of this Agreement begins on October 1, 2008 and shall continue for an initial term of seven (7) years (the “Initial Term”). AFTER THE INITIAL TERM, THIS AGREEMENT SHALL AUTOMATICALLY RENEW EACH YEAR, ON THE ANNIVERSARY THEREOF (the “Annual Expiration Date”), FOR SUCCESSIVE ADDITIONAL TERMS OF TWELVE (12) MONTHS. EITHER PARTY MAY TERMINATE THE AGREEMENT BY GIVING WRITTEN NOTICE TO THE OTHER PARTY OF THE NOTIFYING PARTY’S INTENT TO TERMINATE THIS AGREEMENT AT LEAST NINETY (90) DAYS BEFORE THE ANNUAL EXPIRATION DATE; IF THAT NOTICE IS TIMELY GIVEN, THE TERM OF THIS AGREEMENT SHALL EXPIRE ON THE ANNUAL EXPIRATION DATE IMMEDIATELY FOLLOWING THE DATE ON WHICH THAT NOTICE WAS GIVEN.  Any other reference in this Agreement to the “termination” of this Agreement shall include, without limitation, the expiration of the term set forth in this Section 5(a).

(b)   Liberty Tax may terminate this Agreement before the expiration of the term set forth in Section 5(a), by giving NetSpend written notice of termination, upon any of the following events of default by the other Party: (i) NetSpend fails to pay any amount when due under this Agreement and that payment failure continues for ten (10) Business Days after written notice of that payment failure is given by Liberty Tax; (ii) NetSpend continues its failure to perform, or fails to cure or correct any nonperformance of, any of its obligations under this Agreement (other than a payment or other obligation addressed in clause (i) above) for thirty (30) days after written notice of that failure (which describes the failure with reasonable specificity) is given by Liberty Tax; (iii) any bankruptcy, insolvency, liquidation, dissolution, or similar action or proceeding is instituted, commenced, or acquiesced in by the other Party or, if instituted or commenced involuntarily against NetSpend, is not stayed or dismissed within sixty (60) days after that involuntary institution or commencement; or (iv) NetSpend otherwise becomes insolvent, admits in writing its inability to pay its debts as they mature, makes a general assignment for the benefits of its creditors, or enters into any workout or similar arrangement with its creditors..

(c)   NetSpend may terminate this Agreement before the expiration of the term set forth in Section 5(a), by giving Liberty Tax written notice of termination, upon any of the following events of default by Liberty Tax: (i) Liberty Tax fails to pay any amount when due under this Agreement and that payment failure continues for ten (10) Business Days after written notice of that payment failure is given by NetSpend; (ii) Liberty Tax fails to comply with Section 7; (iii) Liberty Tax continues its failure to perform, or fails to cure or correct any nonperformance of, any of its obligations under this Agreement (other than a payment or other obligation addressed in clause (i) or (ii) above), including, without limitation, its obligation to cause Franchisee to comply with the terms and conditions of the applicable Franchisee Card Program Agreement,  for thirty (30) days after written notice of that failure (which describes the failure with reasonable specificity); (iv) any bankruptcy, insolvency, liquidation, dissolution, or similar action or proceeding is instituted, commenced, or acquiesced in by Liberty Tax or, if instituted or commenced involuntarily against Liberty Tax, is not stayed or dismissed within sixty (60) days after that involuntary institution or commencement; or (v) Liberty Tax otherwise becomes insolvent, admits in writing its inability to pay its debts as they mature, makes a general assignment for the benefits of its creditors, or enters into any workout or similar arrangement with its creditors.

(d)   A Party’s termination of this Agreement under Section 5(b) or 5(c) shall not be its exclusive remedy for any default by the other Party or affect such other Party’s responsibility for performing its obligations under this Agreement.

(e)   Upon termination of this Agreement, each Party shall cease all theretofore permitted use of the other Party’s name, tradenames, trademarks, servicemarks and logos.

(f)    Upon termination of this Agreement, NetSpend will cease disbursement of all NetSpend Fees to Liberty Tax, provided that Liberty Tax shall be entitled to all NetSpend Fees that have accrued as of the date of termination.

6.     No Control of Liberty Tax’s Operations; Independent Parties.  Notwithstanding anything to the contrary contained herein, this Agreement shall not be construed to provide that NetSpend or the Issuing Bank in any manner control the operations of Liberty Tax or Franchisee or the manner in which Liberty Tax or Franchisee complies with its obligations hereunder or under the applicable Franchisee Card Program Agreement.  Each Party is responsible for its own business expenses generally, including (without limitation) expenses of performing its obligations under this Agreement, and for the payment of all taxes relating to its own business activities.  The Issuing Bank, NetSpend and Liberty Tax agree they are independent contractors to each other in performing their respective obligations to each other, including those set forth herein.  Nothing in this Agreement or in the working relationship being established and developed hereunder shall be deemed, nor shall it cause, the Issuing Bank, NetSpend, Liberty Tax and Franchisee to be treated as partners, joint ventures or otherwise as joint associates for profit.  Notwithstanding the foregoing, to the extent required by applicable law, the Issuing Bank’s appointment of NetSpend and NetSpend’s appointment of  Liberty Tax and Franchisee as the Issuing Bank’s authorized representatives will establish an agency relationship, limited strictly to the rights, duties and obligations as set forth herein, in the applicable Franchisee Card Program Agreement and in the Bank Agreement.  Accordingly:

(a)   NetSpend, Liberty Tax and Franchisee shall serve as the Issuing Bank’s representatives and agents for purposes of rendering the marketing, solicitation, sales and distribution services and other related services as set forth herein;

(b)   NetSpend and Liberty Tax acknowledge the Issuing Bank’s right to monitor and review the activities NetSpend, Liberty Tax and Franchisee perform for or on behalf of the Issuing Bank hereunder;

(c)   NetSpend and Liberty Tax acknowledge the statutory authority of the Issuing Bank’s regulators (“Federal Regulator”) to regulate and examine and take an enforcement action pursuant to the federal law against NetSpend, Liberty Tax or Franchisee with respect to the activities performed by NetSpend, Liberty Tax or Franchisee as agents or representatives of the Issuing Bank;

(d)   Issuing Bank shall provide NetSpend, Liberty Tax and Franchisee with information and training that Liberty Tax understands are designed to ensure that NetSpend, Liberty Tax and Franchisee will be adequately informed about the Issuing Bank’s products and services offered hereunder, including the distinctions between insured and non-insured products, and relevant law that may apply to the marketing, solicitation and customer service activities instituted on behalf of the Issuing Bank hereunder, and it is understood that in determining the scope of its obligations with respect to the Issuing Bank’s products or services covered in this Agreement, Franchisee and Liberty Tax may rely on the information provided by the Issuing Bank;

(e)   NetSpend agrees to ensure that training material and regulatory compliance materials furnished to Franchisee or Liberty Tax are updated from time to time as NetSpend determines to be reasonably necessary;

(f)    NetSpend and Liberty Tax acknowledge that the Issuing Bank is required to adopt a detailed compliance program to ensure adequate monitoring, supervision and control over NetSpend, Liberty Tax and Franchisee and the activities that NetSpend, Liberty Tax and Franchisee perform on behalf of the Issuing Bank.  Such oversight includes ensuring NetSpend’s and Liberty Tax’s own anti-money laundering compliance programs are detailed, thorough and implemented accurately and fully in compliance with applicable law;

(g)   NetSpend and Liberty Tax acknowledge that the Issuing Bank may  undertake an annual review conducted under the auspices of the Issuing Bank’s compliance officer to determine if NetSpend, Liberty Tax and Franchisee are operating in compliance with the Issuing Bank’s established policies and procedures regarding the marketing, solicitation, customer service or other activities related to the Issuing Bank’s authorized bank products or services;

(h)   NetSpend and Liberty Tax acknowledge that the Issuing Bank may institute a system for tracking and resolving consumer complaints involving NetSpend Cards and the Card Program in a timely manner and each agrees to provide an annual report regarding consumer complaints and their resolution to the Issuing Bank’s board of directors;

(i)    NetSpend and Liberty Tax acknowledge that a review and approval process will be undertaken by the Issuing Bank for all NetSpend Card and Card Program disclosures, advertising and other promotional material and that such process will be timely communicated to Liberty Tax;

(j)    NetSpend and Liberty Tax acknowledge that NetSpend, Liberty Tax and Franchisee, in their capacity as the Issuing Bank’s authorized delegates and representatives, and the Issuing Bank are all subject to control and supervision by the appropriate office of the Federal Regulator. This control and supervision includes, but is not limited to, the ability to require that the Issuing Bank obtain Federal Regulator’s approval (or non-objection) before entering into any contractual arrangement with NetSpend, Liberty Tax and Franchisee and the right of the Federal Regulator to approve specific contractual language;

(k)   NetSpend and Liberty Tax acknowledge that the Federal Regulator may require Liberty Tax, in its capacity as the Issuing Bank’s authorized delegate and representative, to submit periodic reports to the Federal Regulator regarding its and Franchisee’s performance under this Agreement and the applicable Franchisee Card Program Agreement. If any such reports are required, NetSpend will ensure that the Issuing Bank informs Liberty Tax of the required content of any such report and shall provide reasonable assistance to Liberty Tax in preparing such report;

(l)    NetSpend and Liberty Tax acknowledge that the Federal Regulator may require the Issuing Bank to modify or terminate its relationship with NetSpend, Liberty Tax and Franchisee at any time.  NetSpend agrees to employ its best efforts to ensure that the Issuing Bank will use commercially reasonable efforts to avoid any required termination or material modification of its relationship with Liberty Tax or Franchisee, and to the extent that Federal Regulator requires modification or termination in spite of the Issuing Bank’s reasonable efforts, NetSpend will employ it as best efforts to ensure that the Issuing Bank provides as much advance written notice thereof as possible to Liberty Tax; and

(m)  The Federal Regulator may institute any other requirements or conditions that the Federal Regulator deems appropriate for the particular purpose of reviewing the Issuing Bank’s compliance program, which may include an examination of Liberty Tax’s and Franchisee’s programs and their records relating to the performance of this Agreement and the applicable Franchisee Card Program Agreement.

7.     Noncompetition.

(a)   ***

(b)   In the event that NetSpend at any time (i) enters into a Prohibited Distribution Arrangement (as hereinafter defined) other than in connection with a Combination (as hereinafter defined) or (ii) terminates the Exclusivity Period pursuant to Section 8(c), the restrictions set forth in Section 7(a) shall immediately terminate and be of no further force or effect.

8.     Non-Exclusive Rights.

(a)   Liberty Tax acknowledges and agrees that its and Franchisee’s rights under this Agreement and the applicable Franchisee Card Program Agreement, respectively, to market and distribute NetSpend Cards shall be non-exclusive in nature and that NetSpend shall be permitted to enter into similar arrangements with other potential distributors, except as otherwise provided in Section 8(b).

(b)   Subject to the provisions of Sections 8(c) and 8(d), which may result in the early termination of the Exclusivity Period, NetSpend agrees that it will not enter into an agreement with *** for the distribution of NetSpend Cards in the United States (“Prohibited Distribution Arrangement”) during the *** period commencing on *** (the “Exclusivity Period”).

(c)   In the event that the number of Liberty Tax/NetSpend Card accounts that are activated during each period specified on Schedule 3 hereto is less than the number set forth opposite such period on Schedule 3 hereto, the Exclusivity Period shall terminate, if NetSpend so elects, and be of no further effect.

(d)   Notwithstanding anything to the contrary contained in this Agreement, NetSpend may, in its sole discretion, terminate the Exclusivity Period by providing written notice to Liberty Tax of NetSpend’s intent to terminate the Exclusivity Period and delivering to Liberty Tax a cash payment of *** in consideration therefore (the “Cash Consideration”), upon which the Exclusivity Period shall automatically terminate and the restrictions set forth in Section 8(b) will be of no further force or effect.  Notwithstanding anything to the contrary contained in this Agreement, if *** enter into a Combination, the Exclusivity Period shall automatically terminate upon the consummation of such Combination without any payment by NetSpend of the Cash Consideration described above.  For purposes of this Agreement, a “Combination” shall mean a transaction or series or combination of transactions whereby, directly or indirectly, (i) more than 50% of the voting power of Liberty Tax’s outstanding equity securities or all or substantially all of Liberty Tax’s assets are transferred to ***, including, without limitation, by means of a sale or exchange of capital stock or assets, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture or partnership, or any similar transaction, or (ii) more than 50% of the voting power of *** outstanding equity securities or all or substantially all of *** assets are transferred to Liberty Tax, including, without limitation, by means of a sale or exchange of capital stock or assets, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture or partnership, or any similar transaction

9.     Indemnification and Insurance.

(a)   NetSpend shall, at its expense, indemnify, defend and hold harmless Liberty Tax and its shareholders, directors, officers, employees, agents, successors and permitted assigns (each a “Liberty Tax Indemnified Party”) from and against any and all third party claims, actions, demands, suits (“Liberty Tax Claims”) and all related losses, liabilities, damages, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by a Liberty Tax Indemnified Party arising out of or related to any actual or alleged infringement or misappropriation of the intellectual property rights of any third party by (i) the NetSpend Cards, to the extent, and only to the extent, that such actual or alleged infringement or misappropriation relates directly to the NetSpend Cards and the standard processes associated therewith, (ii) NetSpend’s or the Issuing Bank’s Marks or (iii) the Marketing Material.  For purposes of clarity, the indemnification obligations set forth in this paragraph shall not apply to the extent such infringement or misappropriation is based upon Liberty Tax’s and/or Franchisee’s use and/or distribution of NetSpend Cards in connection with the tax preparation and related services provided by Liberty Tax or Franchisee.

(b)   Liberty Tax shall, at its expense, indemnify, defend and hold harmless NetSpend and its shareholders, directors, officers, employees, agents, successors and assigns (each, a “NetSpend Indemnified Party”) from and against any and all losses, claims or expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by a NetSpend Indemnified Party in any way arising from or in connection with (i) the inaccuracy of any representation or warranty of Liberty Tax hereunder or the performance or nonperformance of Liberty Tax’s obligations hereunder, (ii) the inaccuracy of any representation or warranty of Franchisee under the applicable Franchisee Card Program Agreement or the performance or nonperformance of Franchisee’s obligations under the applicable Franchisee Card Program Agreement or (iii) any actual or alleged infringement or misappropriation of the intellectual property rights of any third party by Liberty Tax’s or Franchisee’s use and/or distribution of the NetSpend Cards in connection with the tax preparation and related services provided by Liberty Tax or Franchisee.

(c)   In no event shall either Party be liable for any consequential, punitive, special, or exemplary damages relating to this Agreement.

(d)   The Parties’ respective indemnification obligations under this Section 9 shall survive the expiration or termination of this Agreement.

(e)   Liberty Tax shall obtain and maintain for the term of this Agreement, at its expense, insurance policies of the type and amounts specified in Schedule 4 hereto covering Liberty Tax, or such other insurance coverage in form and substance acceptable to NetSpend.  Upon request, Liberty Tax shall furnish to NetSpend a certificate of insurance or other evidence satisfactory to NetSpend that such insurance coverage is in effect.  A failure to comply with this provision shall be deemed a breach of this Agreement.

10.   Confidentiality.  Except as to the Issuing Bank, each of the Parties shall hold in confidence all documents and information furnished to it by or on behalf of the other Party in connection with this Agreement pursuant to the terms of the Mutual Nondisclosure Agreement entered into by the Parties in connection herewith and attached hereto as Exhibit B (the “NDA”), including, without limitation, the terms of this Agreement, provided that each Party’s confidentiality obligations as set forth in the NDA shall remain in effect through the term of this Agreement and shall survive the termination of this Agreement for a period of three (3) years thereafter.

11.   Compliance with Laws.

(a)   Franchisee, Liberty Tax and NetSpend will perform their respective obligations under this Agreement and the applicable Franchisee Card Program Agreement in compliance, in all material respects, with all applicable federal and state laws, orders or regulations.  Liberty Tax and NetSpend acknowledge and agree that all Customer Data is subject to all terms and conditions governing information that is considered cardholder data under the Payment Card Industry Data Security Standard (the “PCI Standard”), and with respect to the Issuing Bank, may include “Customer Information” as defined under GLBA, 15 U.S.C. § 6801.  Liberty Tax acknowledges its and Franchisee’s responsibility to safeguard Customer Data in its and Franchisee’s possession or control, both during and after the termination of this Agreement, and agrees that, as between Franchisee and Liberty Tax, on one hand, and NetSpend, on the other hand, all right, title and interest in Customer Data is owned by NetSpend, together with the Issuing Bank, and the respective card association. Each of Franchisee and Liberty Tax shall perform its obligations under this Agreement and the applicable Franchisee Card Program Agreement in compliance with all applicable requirements of the PCI Standard and Franchisee shall cause all its Franchisee Locations to comply with all applicable provisions of the PCI Standard in its performance of any obligations concerning NetSpend Cards or Customer Data. As part of these obligations, each of Franchisee  and Liberty Tax shall use and shall cause all Franchisee Locations to use, Customer Data only for the purposes of conducting transactions pursuant to this Agreement and the applicable Franchisee Card Program Agreement and assisting NetSpend or other owners of such data with supporting a loyalty program, providing fraud control services or for uses specifically required by law.  In addition, each of Franchisee and Liberty Tax shall notify NetSpend in writing prior to disposing of any Customer Data, and shall only dispose of Customer Data in a manner reasonably acceptable to NetSpend and the Issuing Bank.  Each of Franchisee and Liberty Tax shall comply (and cause all Franchisee Locations to comply) with all reasonable requests for information from NetSpend, including, without limitation, all requests for information arising from third-party or internal audits regarding security incidents, on behalf of NetSpend, any Issuing Bank, PCI representatives, PCI approved third parties and any governmental authority or regulator exercising jurisdiction (“Approved Persons”). Each of Franchisee and Liberty Tax shall make available (and each Franchisee will cause all Franchisee Locations to make available) to Approved Persons upon reasonable request all books and records regarding security processes and procedures, use of Customer Data, disaster recovery planning, this Agreement the applicable Franchisee Card Program Agreement and the services rendered hereunder and thereunder.  Each of Franchisee and Liberty Tax will (and each Franchisee will cause all Franchisee Locations to) provide full cooperation with and access for Approved Persons to conduct a thorough security review after any security intrusion, any loss or unauthorized release of Customer Data or otherwise in connection with Liberty Tax’s breach of any obligation under this Agreement concerning Customer Data. Liberty Tax and NetSpend acknowledge that the law applicable to the protection of personally identifiable information of consumers and to the products and services provided pursuant to this Agreement is evolving, and each of Franchisee and Liberty Tax shall cooperate in good faith with NetSpend and the Issuing Bank to implement such procedures and enter into such addenda to this Agreement and the applicable Franchisee Card Program Agreement as may be reasonably necessary or appropriate to maintain compliance with new or different laws, regulations and industry requirements that come into effect, to the extent they are applicable to Franchisee, Liberty Tax and NetSpend in the performance of their respective obligations under this Agreement and the  applicable Franchisee Card Program Agreement.  The Parties understand that the Card Program does not require approval by the Federal Regulator of the Issuing Bank, and that NetSpend, after due investigation, believes that the Issuing Bank’s services as issuer of the Liberty Tax/NetSpend Cards will comply with any applicable policies, procedures and examination guidelines of such Federal Regulator.

(b)   Each of Franchisee and Liberty Tax, and each person owning or otherwise controlling at least 25% of the equity or voting power of Franchisee or Liberty Tax, respectively (a “Principal”), is not a person either listed on the specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, U.S. Department of the Treasury  (the “OFAC List”) or otherwise with whom NetSpend or the Issuing Bank is prohibited by laws, regulations or executive orders, including Executive Order No. 13224, administered by the Office of Foreign Asset Control, U.S. Department of the Treasury (collectively the “OFAC Rules”) from conducting transactions and/or dealings (a “Prohibited Person”).  Neither Liberty Tax nor any Principal thereof will become a Prohibited Person at any time during the term of this Agreement.   In the event that, at any time after the date hereof, the Principals of Liberty Tax shall change, Liberty Tax shall provide NetSpend at least thirty (30) days prior written notice thereof and shall cooperate with NetSpend with respect to any diligence it may require in connection therewith.

(c)   To Liberty Tax’s knowledge, neither Liberty Tax nor Franchisee is “otherwise associated with” a Prohibited Person within the meaning of 31 CFR §594.316.  Franchisee and Liberty Tax shall provide information (to the extent in Franchisee’s or Liberty Tax’s possession or under Franchisee’s or Liberty Tax’s control or otherwise available to Franchisee or Liberty Tax without material expense or extraordinary efforts) as NetSpend or the Issuing Bank may require from time to time to permit NetSpend or the Issuing Bank to satisfy applicable obligations under laws, including, without limitation, the OFAC Rules and/or anti-money laundering laws. Liberty Tax hereby consents to NetSpend conducting such searches and checks, including a criminal background check, of each Principal, and each of Liberty Tax and Franchisee shall immediately notify NetSpend if Liberty Tax or Franchisee has knowledge that Principal or any member or beneficial owner of Liberty Tax or Franchisee or Principal is or becomes a Prohibited Person or (i) is convicted of, (ii) pleads nolo contendere to, (iii) is indicted on or (iv) is arraigned and held over on charges under anti-money laundering laws or involving money laundering or predicate crimes to money laundering.

12.   Access to Records.

(a)   During the term of this Agreement, Franchisee, Liberty Tax and NetSpend shall maintain accurate records with respect to its respective obligations hereunder, including sales and issuances of the Liberty Tax/NetSpend Cards, the receipt of all payments and other amounts from Customers, all transactions of Customers using the Liberty Tax/NetSpend Cards and other matters related thereto. Within thirty (30) days of Liberty Tax’s written request to NetSpend, but not more than once in any twelve-month period, Liberty Tax, by its duly authorized agents and representatives, shall have the right to inspect such records, documents and materials from time to time during ordinary business hours, subject to (i) such security procedures as NetSpend may reasonably impose and (ii) such limitations as may be required under applicable governmental or regulatory rules, regulations or statutes governing the conduct of NetSpend’s business.

(b)   Within thirty (30) days of a written request to the other Party, but not more than once in any twelve-month period, a Party, by its duly authorized agents and representatives, shall have the right to inspect the records, documents and materials maintained by the other Party or Franchisee relating to this Agreement or the Franchisee Card Program Agreement, during ordinary business hours, subject to (i) such security procedures as the other Party or Franchisee may reasonably impose and (ii) such limitations as may be required under applicable governmental or regulatory rules, regulations or statutes governing the conduct of the inspected Party’s  or Franchisee’s business. Notwithstanding the foregoing, the Parties nor Franchisee shall have any obligation to disclose to each other, and no right to inspect or copy, nor any other right of access to, any other corporate financial information, or Customer financial information, or to obtain photocopies of such records, documents, and materials. Each Party agrees that any records, documents, and materials made available for inspection under this Section 12 shall be deemed “Confidential Information” of the disclosing Party and subject to the disclosing Party’s corporate privacy policy, except with respect to any disclosure required by any regulatory agency with jurisdiction over a Party, or Section 10 of this Agreement.

13.   Notice.  Any notice, consent, or other communication to be given under this Agreement by any Party to the other Party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by prepaid overnight express delivery service or same-day local courier service, or (d) delivered by prepaid facsimile transmission, in any case to the address or number set forth below or at such other address or number as may have previously been designated by a Party for it by notice to the other Party in accordance with this Section 13.  Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt.  Mailed notices shall be deemed given three Business Days after mailing.  For purposes of this Agreement, a “Business Day” is any Monday through Friday, other than a day on which banks are authorized to be closed in the State of Texas.  Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation.

If to Liberty Tax:	JTH Tax, Inc., dba Liberty Tax Service
Address:	1716 Corporate Landing Pkwy
Va Beach, VA 23454
Facsimile No.:	(757) 493-0169
Attn:	Mark Baumgartner
Title:	Vice President, CFO

If to NetSpend:	NetSpend Corporation
701 Brazos Street
Suite 1200
Austin, Texas 78701
Facsimile No.: 512-469-9951
Attn: General Counsel

14.   Assignment.  Except as provided in this Agreement, the rights and obligations under this Agreement may not be assigned or delegated by either Party without the prior written consent of the other Party, and any such purported assignment or delegation without such consent shall be void.  NetSpend may assign its rights and obligations under this Agreement to any entity that controls, is controlled by, or is under common control with NetSpend.  Any requested consent to assignment will not be unreasonably withheld by a Party, unless the entity to which the assignment is to be made is a direct competitor of the non-assigning Party (in which case, consent shall be in the sole discretion of the non-assigning Party).

15.   Governing Law.  This Agreement shall be governed by, construed in accordance with, and enforced under the laws of the State of Texas.

16.   Force Majeure.  Except as otherwise expressly set forth herein, in the event a Party shall be delayed or hindered in, or prevented from, the performance of any act required of it hereunder by reason of strike, inability to procure materials, failure of power, telecommunications or connectivity failure, restrictive governmental laws or regulations, inability to obtain or maintain (for any reason outside of a Party’s reasonable control) any governmental or regulatory license or authorization, riot, insurrection, war, terrorism and/or any act in furtherance of terrorism, act of God, or other event outside that Party’s reasonable control (each such cause or event being hereinafter referred to as a “Force Majeure”), then performance of such acts will be excused for the period of the delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay.  Any time a Party is experiencing a Force Majeure that is expected to result in a significant failure or delay, that Party will give notice to the other Party describing the Force Majeure and the nature of the failure or delay and giving an estimate as to how long the delay will be.  A Party claiming an excusable delay or failure under this Section 16 shall use reasonable efforts to alleviate or overcome the Force Majeure as soon as practicable.

17.   Offset.  A Party shall be entitled to credit or offset an amount equal to any or all amounts due to it by the other Party under this Agreement.

18.   Dispute Resolution.  Any dispute or controversy arising out of or relating to this Agreement or the Bank Agreement, or both, or the interpretation or termination of this Agreement or the Bank Agreement, or both (“Dispute”), shall be resolved or settled by arbitration before a single arbitrator pursuant to the Rules for Commercial Arbitration of the American Arbitration Association (the “Rules”).  Arbitration may be commenced at any time by a Party’s giving written notice to the other Party and to the Issuing Bank that a Dispute has been referred to arbitration under this Section 18.  The location and arbitrator shall be selected by agreement of the Parties, but if they do not so agree within twenty (20) days after the date of the notice referred to in the second preceding sentence, the selection shall be made by the American Arbitration Association pursuant to the Rules.  Any award rendered by the arbitrator shall be conclusive and binding upon the Parties.  This provision for arbitration shall be specifically enforceable by either of the Parties, and judgment upon the arbitration award may be entered and enforced in any court having jurisdiction over the Parties or their respective assets, it being the intent of the Parties that these arbitration provisions be enforced to the fullest extent permitted by applicable law.  Each of the Parties shall pay its own expenses of arbitration (including, without limitation, those of its own counsel and witnesses), and the expenses of the arbitrator shall be shared equally by the Parties (and, if the dispute involves Issuing Bank, also shared equally by the Issuing Bank under the Bank Agreement); except that if, in the opinion of the arbitrator, any claim or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his or her award, all or part of the arbitration expenses of the other Party (including, without limitation, its reasonable attorneys’ fees) and of the arbitrator against the Party asserting that unreasonable claim, defense, or objection.  Nothing in this Section 18 precludes a Party from applying to a court having jurisdiction to (a) seek provisional or temporary injunctive relief, in response to an actual or threatened breach of this Agreement or otherwise to avoid irrevocable damage or maintain the status quo, until a final arbitration decision or award is rendered or a Dispute is otherwise resolved or (b) enforce the provisions of this Section 18.  Nothing in this Section 18 precludes the Parties from resolving a Dispute by agreement at any time.

19.   Amendment; Waiver.  This Agreement may only be amended by the written consent of both Parties, and any provision hereof may be waived only by a document signed by the Party against which the waiver is sought to be enforced.  A Party’s failure or delay in enforcing the other Party’s performance of any of such other Party’s obligations under this Agreement shall not be a waiver of any of those obligations.

20.   Invalid Provisions.  If any provision of this Agreement is ever held to be invalid or unenforceable, that provision will be severed from the rest of this Agreement, and all of the other provisions of this Agreement will remain in effect, but will be amended by the Parties to the extent possible to result in this Agreement having the same relative economic benefits and detriments to the Parties as existed before the severance of the invalid or unenforceable provision.

21.   Entire Agreement.  This Agreement and the Franchisee Card Program Agreements contain the entire agreement of the Parties as to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.

22.   Binding Effect; No Third-Party Beneficiaries.  This Agreement and the rights and obligations hereunder shall be binding upon and shall inure to the benefit of the Parties and their legal successors and permitted assigns.  Except as otherwise provided in Sections 1 and 2 above and in Sections 4(f), 28 and 29, nothing in this Agreement, expressed or implied, is intended to confer upon any person or entity, other than the Parties and their legal successors and permitted assigns, any rights, benefits or obligations.

23.   Compliance with Gramm-Leach-Bliley Act.  Notwithstanding the foregoing, nothing herein shall require either Party to violate Title V of GLBA or any regulation promulgated thereunder with respect to the privacy of the customers of any financial institution.

24.   Organization and Qualification.  The Parties represent and warrant to each other that, as of the date of this Agreement, each Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation in every state in which the character of its business requires such qualification (except where the failure to obtain such foreign qualification would not have a material adverse effect on Franchisee’s business) and has the power to own its property and carry on its business as now conducted.

25.   Due Authorization.  The execution and delivery by the Parties of this Agreement, the performance by the Parties of the transactions contemplated hereby and compliance by the Parties with the terms of this Agreement, (a) are within the Parties’ power and authority and (b) have been duly authorized by all necessary action.  This Agreement has been duly executed and delivered by the Parties and constitutes a valid and binding agreement of each Party, enforceable in accordance with its terms.

26.   Consents.  Neither the execution and delivery of this Agreement by the Parties nor the performance by the Parties of their obligations hereunder requires any consent, authorization, approval, notice to or other action by or in respect of, or filing with, any third party or any governmental body or agency.

27.   Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one, and the same, document. Signatures of the Parties may be exchanged by facsimile, and such facsimile signature pages shall be deemed originals in all respects.

28.   Application; Annual Review.  Liberty Tax shall promptly update the Application, including the documentation and materials provided in connection therewith, as NetSpend or the Issuing Bank may request from time to time.  NetSpend may conduct an annual review of Liberty Tax and its owners for the purpose of updating the Application, which may include, at NetSpend’s sole discretion, credit checks, and Liberty Tax shall cooperate with NetSpend’s efforts with respect thereto.

29.   Franchisee Information.  At NetSpend’s request, Liberty Tax will provide NetSpend and the Issuing Bank with accurate and complete information regarding the Franchisees that have elected to participate in the Card Program as of a given date, including, without limitation, the name of each Franchisee, the effective date of the applicable Franchisee Card Program Agreement and the Applicable Tax Season (as defined in such Franchisee Card Program Agreement) with respect thereto, together with copies of the Franchisee Card Program Agreements in effect as of such date.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be effective as of the Effective Date.

LIBERTY TAX:

JTH TAX, INC.

By:	/s/ Mark Baumgartner
Name:	Mark F. Baumgartner
Title:	Vice President, Chief Financial Officer

NETSPEND:

NETSPEND CORPORATION

By:	/s/ Frank Kaplan
Name:	Frank Kaplan
Title:	Senior Vice President, Sales

Schedule 1

DEPOSIT AND TRANSMISSION PROCEDURES

On each Business Day that Card Payments(s) are processed by Franchisee, Liberty Tax shall cause the funds constituting such Card Payments to be remitted by wire transfer to a custodial customer bank account designated by NetSpend at the Issuing Bank.

On or before the tenth (10th) Business Day of each month, NetSpend shall provide Liberty Tax with a calculation of the NetSpend Fees (which shall include an aggregate list of all relevant data necessary to calculate the NetSpend Fees with respect to each Franchisee Location (the “NetSpend Fee Calculation”)), in each case during the immediately preceding month. Payment of the NetSpend Fees corresponding to the NetSpend Fee Calculation will be made by NetSpend initiating a credit, through the Automatic Clearing House system, to a bank account designated by Liberty Tax no later than ten (10) days after the due date of the NetSpend Fee Calculation.

If Liberty Tax objects to any NetSpend Fee Calculation, Liberty Tax shall deliver to NetSpend a dispute notice within ten (10) days of receipt by Franchisee of such NetSpend Fee Calculation. If a dispute notice is delivered to NetSpend, the Parties shall negotiate in good faith to resolve any differences related to the NetSpend Fee Calculation. Any dispute not resolved by the Parties’ negotiations within thirty (30) Business Days after Liberty Tax’s dispute notice shall be a Dispute subject to Section 18.

Liberty Tax shall be solely responsible for forwarding payments of the relevant portion of any NetSpend Fees received by Liberty Tax to the Franchisees.

The terms of this Schedule 1 shall survive termination of this Agreement.

Schedule 2

NETSPEND FEES

NetSpend Load Fees

NetSpend shall pay to Liberty Tax a fee with respect to each month (the “NetSpend Load Fee”) equal to *** of (i) all Card Payments initiated at Franchisee Locations in respect of Liberty Tax/NetSpend Cards for such month, (ii) with respect to any Customer holding a Liberty Tax/NetSpend Card that is enrolled in a direct deposit program with respect to such Liberty Tax/NetSpend Card, all dollars loaded onto such Customer’s Liberty Tax/NetSpend Card account via direct deposit for such month, and (iii) with respect to any Customer holding a Liberty Tax/NetSpend Card that elects to file his or her tax return electronically, all dollars loaded onto such Customer’s Liberty Tax/NetSpend Card account from the United States federal government via direct deposit for such month.

Monthly Subscription Fees

NetSpend shall pay to Liberty Tax a fee with respect to each month (the “NetSpend Monthly Subscription Fee”) for each Customer holding a Liberty Tax/NetSpend Card that is enrolled in a monthly service plan with respect to such Liberty Tax/NetSpend Card for which NetSpend collects a monthly fee for such month (the “Customer Monthly Subscription Fee”) from the accountholder (a “Monthly Subscription Account”).  The NetSpend Monthly Subscription Fee with respect to any month shall be equal to *** of the Customer Monthly Subscription Fees collected by NetSpend for such month.  The Customer Monthly Subscription Fee shall initially be *** (subject to modification by NetSpend at any time and from time to time in its sole discretion).

Annual Subscription Fees

NetSpend shall pay to Liberty Tax a fee with respect to each month (the “NetSpend Annual Subscription Fee”) for each Customer holding a Liberty Tax/NetSpend Card that is enrolled in an annual service plan with respect to such Liberty Tax/NetSpend Card for which NetSpend collects an annual fee for such month (the “Customer Annual Subscription Fee”) from the accountholder (an “Annual Subscription Account”).  The NetSpend Annual Subscription Fee with respect to any month shall be equal to *** of the Customer Annual Subscription Fees collected by NetSpend for such month.  The Customer Annual Subscription Fee shall initially be *** (subject to modification by NetSpend at any time and from time to time in its sole discretion).

Transaction Fees

NetSpend shall pay to Liberty Tax a fee with respect to each month (the “Transaction Fee”) of *** for each signature or PIN purchase (each, a “Transaction”) effected by a Customer in respect of a Liberty Tax/NetSpend Card for such month, provided that such Customer is not enrolled in a Monthly Subscription Account or Annual Subscription Account for such month.   For purposes of clarification, an ATM transaction shall not constitute a Transaction.

Cash Advance Fee

NetSpend shall charge the Customer a fee (the “Cash Advance Fee”) for each cash withdrawal made at a bank from the account(s) associated with such Customer’s Liberty Tax/NetSpend Card.  The Cash Advance Fee shall initially be *** Card Payment (subject to modification as agreed upon by the Parties), irrespective of the amount of the Card Payment.  Liberty Tax shall be entitled to *** of the Cash Advance Fee.

Direct Deposit Fee

NetSpend shall pay Liberty Tax a cash amount of *** (the “Direct Deposit Fee”) with respect to each Liberty Tax/NetSpend Card that becomes a Direct Deposit Funded Liberty Tax/NetSpend Card (as hereinafter defined).  For purposes of this Agreement, a “Direct Deposit Funded Liberty Tax/NetSpend Card” is a Liberty Tax/NetSpend Card with respect to which at least two (2) ACH loads (other than loan proceeds or tax refunds), each of at least ***, have been made from the same source during any two (2) calendar month period. A Direct Deposit Funded Liberty Tax/NetSpend Card will be deemed to have been established hereunder during the month in which the second (2nd) ACH load was made (the “Qualifying Load”).  For purposes of clarity, it is understood and agreed that the Direct Deposit Fee with respect to any Direct Deposit Funded Liberty Tax/NetSpend Card is not a recurring fee, but is payable only once and only in

connection with the first Qualifying Load.   It is further understood and agreed that with respect to a customer holding multiple Liberty Tax/NetSpend Cards, the Direct Deposit Fee will only be payable once and only in connection with the first Liberty Tax/NetSpend Card account that becomes a Direct Deposit Funded Liberty Tax/NetSpend Card as a result of the Program.

Card Fee

NetSpend shall pay Liberty Tax a cash amount of *** (the “Card Fee”) with respect to each Liberty Tax/NetSpend Card that is issued from a Franchisee Location and loaded with funds from (i) a refund anticipation loan or refund transfer from a third party bank or (ii) a tax refund from a state or federal government originated at such Franchisee Location.  Upon receiving the Card Fee, Liberty Tax will immediately distribute a portion of the Card Fee to the applicable Franchisee.  Liberty Tax will distribute the remaining portion of the Card Fee to the applicable Franchisee during the summer following the receipt by Liberty Tax of such Card Fee.

Schedule 3

LIBERTY TAX/NETSPEND CARD ACCOUNT TARGETS

Measurement Period	Target Number of Activated Liberty Tax/NetSpend Card Accounts

***	***
***	***
***	***

Schedule 4

INSURANCE SCHEDULE

I.                                         Liberty Tax shall maintain, during the term of this Agreement, at least the following insurance coverages:

A.                                   Worker’s Compensation Insurance and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with minimum limits required by law.

B.                                     Employer’s Liability Insurance, including coverage for occupational injury, illness and disease, with minimum limits per employee and per event of $1,000,000 or the minimum limits required by law, whichever limits are greater.

C.                                     Commercial General Liability Insurance, including Products Liability, Completed Operations, Premises Operations, Personal Injury, and Contractual and Broad Form Property Damage Liability coverages, on an occurrence basis, with a minimum per occurrence combined single limit of $1,000,000.00.

D.                                    Property Insurance providing coverage for all risks of loss or damage to equipment, data, media and valuable papers that are in the possession, care, custody or control of Liberty Tax pursuant to this Agreement.  Such insurance shall include Extra Expense and Business Income coverage and have a minimum limit adequate to cover such risks on a replacement costs basis.

E.                                      Property Insurance, including Extra Expense and Business Income coverage, for all risks of physical loss of or damage to buildings, business personal property or other property that is in the possession, care, custody or control of Liberty Tax pursuant to this Agreement.  Such insurance shall have a minimum limit adequate to cover risks on a replacement costs basis.

F.                                      Excess or Umbrella Liability Insurance with a minimum limit of $5,000,000.00.

II.            Insurance Provisions.

A.                                   Except for insurance coverage required under paragraphs A and E, Liberty Tax shall cause its insurers to waive all rights of subrogation against NetSpend, and its officers, directors and employees and any insured-versus-insured exclusion regarding NetSpend.

B.                                     The insurance coverages shall be primary, and all coverage shall be non-contributing with respect to any other insurance or self-insurance that may be maintained by NetSpend.

C.                                     The insurance coverage under paragraphs A, B, C and F shall be written on an occurrence form basis.  If any other coverage is written on a claims-made basis, it shall have a retroactive date no earlier than October 1, 2008 and, notwithstanding the termination of this Agreement, either directly or through ‘tail’ coverage shall be maintained for a period of at least one (1) year following the expiration or termination of this Agreement, or it shall allow for reporting of claims until the later of one (1) year after the expiration or termination of this Agreement or the period of the applicable limitations of actions has expired.

D.                                    Liberty Tax shall cause its insurers to issue certificates of insurance evidencing that the coverages required under this Agreement are maintained in force. The insurers selected by Liberty Tax shall be of good standing and authorized to conduct business in the jurisdictions in which Distributor Services are to be performed.  Each such insurer shall have at least an A.M. Best rating of A- IX.

E.                                      In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage, Liberty Tax shall be solely responsible to take such action.  Liberty Tax shall provide NetSpend with contemporaneous notice and with such other information as NetSpend may request regarding the event.

F.                                      Liberty Tax’s obligation to maintain insurance coverage shall be in addition to, and not in substitution for, Liberty Tax’s other obligations under this Agreement and Liberty’s Tax’s liability to NetSpend for any breach of an obligation under this Agreement which is subject to insurance under this Agreement shall not be limited to the amount of coverage required under this Agreement.

EXHIBIT A

FRANCHISEE CARD PROGRAM AGREEMENT

THIS FRANCHISEE CARD PROGRAM AGREEMENT (this “Agreement”) is entered into as of                                       , 200     (the “Effective Date”), by and between JTH Tax, Inc., a Delaware corporation, d/b/a “Liberty Tax Service” (“Liberty Tax”), and the franchisee of Liberty Tax set forth on the signature page hereto (“Franchisee”).  Liberty Tax and Franchisee are collectively referred to in this Agreement as the “Parties.”  This Agreement is applicable to the tax season commencing on January 1, 200     through October 15, 200       (the “Applicable Tax Season”).

WHEREAS, NetSpend Corporation, a Delaware corporation (“NetSpend”), has entered into an agreement with a national bank or federal savings association (the “Issuing Bank”) whereby the Issuing Bank has agreed to issue certain prepaid debit cards that are offered and serviced by NetSpend (the “NetSpend Cards”);

WHEREAS, the program by which the Issuing Bank issues the NetSpend Cards is referred to herein as the “Card Program;”

WHEREAS, NetSpend offers and provides its services for the Card Program using its proprietary technology, business methods, services and processes that are together used to facilitate the activation, reload, sale, use, reporting and regulatory compliance related to the NetSpend Cards (the “NetSpend Services” and, together with the NetSpend Cards, the “NetSpend System”);

WHEREAS, Liberty Tax, itself and through its franchisees at various retail locations, facilitate refund anticipation loans, refund transfers and tax refunds for its customers who may benefit from the Card Program (“Tax Services”);

WHEREAS, Liberty Tax has entered into an Amended and Restatated Distributor Agreement, dated as of                         , 2009 (the “Distributor Agreement”), with NetSpend pursuant to which NetSpend, upon authority granted to it by the Issuing Bank, has appointed Liberty Tax, and each franchisee of Liberty Tax that elects to participate in the Card Program, to provide certain distributor services as set forth therein and in this Agreement; and

WHERAS, Franchisee desires to participate in the Card Program upon the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

30.   Franchisee Services.  To the extent and where permitted by applicable law, the following services (the “Franchisee Services”) shall be provided by Franchisee, at each of its locations (each, a “Franchisee Location”), during the normal business hours of such Franchisee Locations:

(a)   Franchisee will offer to each of its customers that electronically files his or her tax return with such Franchisee and his or her refund with respect to such return is greater than one dollar ($1.00) a temporary non-personalized NetSpend Card (a “Temporary Card”) onto which a refund anticipation loan, refund transfer or other bank product shall be added or “loaded.”  NetSpend Cards issued directly from a Franchisee Location shall be referred to herein as a “Liberty Tax/NetSpend Card.”

(b)   Franchisee will also cause its Franchisee Locations to accept requests to add or “load” refund anticipation loans, refund transfers and tax refunds to NetSpend Card accounts, whether such NetSpend Card was purchased at a Franchisee Location or not and whether such NetSpend Card was issued by the Issuing Bank or not (“Card Payments”).

(c)   Franchisee will provide each Customer with a temporary blank NetSpend Card (supplied to Franchisee by NetSpend) (a “Temporary Card”).

(d)   With respect to each transaction involving the Franchisee Services at a Franchisee Location, Franchisee will accurately, completely, properly and promptly record and transmit to Liberty Tax by secure electronic means (i) the PAN and other Track 2 data encoded on the magnetic stripe of the NetSpend Card, (ii) the full amount of the Card Payment, (iii) the Franchisee Location identifier and (iv) the unique transaction identifier, together with the Customer’s name, address, telephone number, social security number and date of birth.  For purposes of this Agreement, “Customer Data” means any information or data regarding a Customer that constitutes “Nonpublic Personal Information” of a “Consumer” as the terms “Nonpublic Personal Information” and “Consumer” are defined under Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, as it or they may be amended or supplemented from time to time (“GLBA”); provided, however, that “Customer Data” shall not include information directly associated with the Tax Services provided by Liberty Tax and the Franchisee to Customers in their capacity as purchasers of the Tax Services.  Franchisee acknowledges the requirements of federal law in implementing security measures to safeguard Customer Data.  Further, Franchisee represents and warrants to the Issuing Bank that it has a commercially reasonable written information security program that includes administrative, technical and physical safeguards appropriate to the Franchisee Services.  Franchisee represents and warrants that it has in place commercially reasonable appropriate measures to (i) ensure the security and confidentiality of Customer Data, (ii) protect against any anticipated threats or hazards to the security and integrity of Customer Data and (iii) protect against unauthorized access to or use of Customer Data that could result in substantial harm or inconvenience to any Customer.  Franchisee shall promptly notify Liberty Tax, NetSpend and the Issuing Bank if it receives any complaint or notice concerning a violation of privacy rights or becomes aware of a material breach of Customer Data security.

(e)   Liberty Tax hereby grants to Franchisee, during the term of this Agreement, a sub-license to use the names, trademarks, trade names, service marks, drawings, logos, symbols and other indicia of origin designated by NetSpend (“Marks Schedule”) delivered from time to time to Franchisee, for the sole purposes of marketing and promoting the sale, load and reload of NetSpend Cards pursuant to this Agreement (the “NetSpend Marks”).  If expressly so agreed in a Marks Schedule, the scope of such limited license shall be extended to allow the use of the NetSpend Marks by Franchisee in approved advertising, promotional literature, documentation and other marketing materials related to the Liberty/Tax NetSpend Cards and marketing efforts under this Agreement.  To the extent such use is expressly contemplated in a Marks Schedule, Franchisee’s of the NetSpend Marks in any such advertisement, promotional literature, documentation and other marketing materials will be subject to Liberty Tax’s and NetSpend’s prior review and approval. NetSpend owns all right, title and interest in and to the NetSpend Marks, along with all related intellectual property rights and associated goodwill.  Franchisee will comply with the written guidelines and procedures established by NetSpend with respect to its use of the NetSpend Marks and will otherwise cooperate and agree upon the details of such identification.  Franchisee will not modify or alter the NetSpend Marks and will include an appropriate trademark notice (e.g., ® or ™, as the case may be) with each use of any of the NetSpend Marks.  Franchisee will not adopt brands, logos, trademarks, trade name or other marks which are the same as or confusingly similar to the NetSpend Marks.  In no event and under no circumstances shall Franchisee use the NetSpend Marks in any manner that is derogatory, negative, likely to confuse a third party as to source of goods or services, or otherwise injurious to the other Party, as determined by NetSpend in its sole discretion.  Upon expiration or earlier termination of this Agreement, Franchisee will immediately cease all display, advertising and use of the NetSpend Marks.  No right, title or interest in, to or under any existing copyright, patent, trademark or, trade secret (collectively, the “Existing Proprietary Rights”) of NetSpend or Liberty Tax are created or assigned or otherwise transferred to Franchisee pursuant to this Agreement.  Nothing in this Agreement constitutes a work for hire agreement, and nothing in this Agreement constitutes an agreement by NetSpend or Liberty Tax to assign or otherwise convey title to any Existing Proprietary Rights to Franchisee.  NetSpend will retain full ownership of and title to all equipment, materials, hardware and other items provided by NetSpend in connection with this Agreement.  As among Liberty Tax, Franchisee and NetSpend, NetSpend will own the Liberty Tax/NetSpend Cards, any information and data associated with account activity of Customers, the NetSpend System and any intellectual property rights related thereto.

(f)    (i)            During the period commencing on January 1 and ending on April 30 of each year (the “Marketing Period”), Franchisee shall cause its Franchisee Locations to prominently display Liberty Tax/NetSpend Card program marketing information consisting of a menu strip, window cling and any other marketing or informational materials bearing the Marks of Liberty Tax and NetSpend supplied to Franchisee by NetSpend (“Marketing Materials”).  Liberty Tax shall be authorized to conduct audit reviews of all of the Franchisee Locations during each Marketing Period to confirm whether the Franchisee Locations are displaying the Marketing Materials in accordance with the immediately preceding sentence.

(ii)   In addition, Franchisee will use reasonable efforts to cause its employees designated by NetSpend, upon consultation with Liberty Tax, to attend information and training seminars or sessions regarding the NetSpend Cards and the NetSpend Services provided by NetSpend and/or Liberty Tax from time to time. If such a seminar or session is scheduled and conducted, Franchisee will be responsible for ensuring that all designated personnel attend such seminar or session, provided NetSpend will be responsible for the cost of the facilities employed for seminars or sessions provided solely by NetSpend, which shall be selected upon consultation with Liberty Tax.

(iii)  At NetSpend’s request, Franchisee will make certain Franchisee Locations available from time to time for purposes of market testing improved NetSpend Cards and NetSpend Services or for purposes of objectively testing consumer response to pricing or other changes to existing NetSpend Cards and NetSpend Services.

31.   No Control of Liberty Tax’s or Franchisee’s Operations; Independent Parties.  Notwithstanding anything to the contrary contained herein, this Agreement shall not be construed to provide that NetSpend or the Issuing Bank in any manner control the operations of Liberty Tax or Franchisee or the manner in which Liberty Tax or Franchisee complies with its obligations hereunder.  Liberty Tax and Franchisee is responsible for its own business expenses generally, including (without limitation) expenses of performing its obligations under this Agreement, and for the payment of all taxes relating to its own business activities.  The Issuing Bank, NetSpend, Liberty Tax and Franchisee are independent contractors to each other in performing their respective obligations to each other, including those set forth herein.  Nothing in this Agreement or in the working relationship being established and developed hereunder shall be deemed, nor shall it cause, the Issuing Bank, NetSpend, Liberty Tax and Franchisee to be treated as partners, joint ventures or otherwise as joint associates for profit.  Notwithstanding the foregoing, to the extent required by applicable law, the Issuing Bank’s appointment of NetSpend and NetSpend’s appointment of  Liberty Tax and Franchisee as the Issuing Bank’s authorized representatives will establish an agency relationship, limited strictly to the rights, duties and obligations as set forth herein, in this Agreement and in the Distributor Agreement.  Accordingly:

(a)   Franchisee shall serve as the Issuing Bank’s representative and agent for purposes of rendering the marketing, solicitation, sales and distribution services and other related services as set forth herein;

(b)   Franchisee acknowledges the Issuing Bank’s right to monitor and review the activities Franchisee performs for or on behalf of the Issuing Bank hereunder;

(c)   Franchisee acknowledges the statutory authority of the Issuing Bank’s regulators (“Federal Regulator”) to regulate and examine and take an enforcement action pursuant to the federal law against Franchisee with respect to the activities performed by Franchisee as agent or representative of the Issuing Bank;

(d)   Franchisee acknowledges that the Issuing Bank is required to adopt a detailed compliance program to ensure adequate monitoring, supervision and control over Franchisee and the activities that Franchisee performs on behalf of the Issuing Bank.  Such oversight includes ensuring Franchisee is fully in compliance with Liberty Tax’s anti-money laundering compliance program.

(e)   Franchisee acknowledges that the Issuing Bank may undertake an annual review conducted under the auspices of the Issuing Bank’s compliance officer to determine if Franchisee is operating in compliance with the Issuing Bank’s established policies and procedures regarding the marketing, solicitation, customer service or other activities related to the Issuing Bank’s authorized bank products or services;

(f)    Franchisee acknowledges that the Issuing Bank may institute a system for tracking and resolving consumer complaints involving NetSpend Cards and the Card Program in a timely manner and each agrees to provide an annual report regarding consumer complaints and their resolution to the Issuing Bank’s board of directors;

(g)   Franchisee acknowledges that a review and approval process will be undertaken by the Issuing Bank for all NetSpend Card and Card Program disclosures, advertising and other promotional material and that such process will be timely communicated to Franchisee;

(h)   Franchisee acknowledges that Franchisee, in its capacity as the Issuing Bank’s authorized delegate and representative, and the Issuing Bank are all subject to control and supervision by the appropriate office of the Federal Regulator. This control and supervision includes, but is not limited to, the ability to require that the Issuing Bank obtain Federal Regulator’s approval (or non-objection) before entering into any contractual arrangement with Liberty Tax and Franchisee and the right of the Federal Regulator to approve specific contractual language;

(i)    Franchisee acknowledges that the Federal Regulator may require Liberty Tax, in its capacity as the Issuing Bank’s authorized delegate and representative, to submit periodic reports to the Federal Regulator regarding Franchisee’s performance under this Agreement and Franchisee shall fully cooperate with Liberty Tax with respect to any such report;

(j)    Franchisee acknowledges that the Federal Regulator may require the Issuing Bank to modify or terminate its relationship with Liberty Tax and Franchisee at any time; and

(k)   The Federal Regulator may institute any other requirements or conditions that the Federal Regulator deems appropriate for the particular purpose of reviewing the Issuing Bank’s compliance program, which may include an examination of Liberty Tax’s and Franchisee’s programs and their records relating to the performance of this

Agreement.

32.   The Parties’ Additional Rights and Responsibilities.

(a)   Marketing Materials, Temporary Cards and Training.  Franchisee may order additional Temporary Cards from NetSpend to adequately fill requests from Customers.  Orders shall be sent to the address of NetSpend set forth below.  Orders placed by Franchisee may be refused or canceled by NetSpend at any time, provided that Franchisee will be excused from performance under this Agreement to the extent such nonperformance is due to NetSpend’s failure to deliver cards following a reasonable and timely order for such cards placed by the Franchisee with NetSpend.

(b)   Card Branding.  Franchisee acknowledges and agrees that NetSpend shall retain the ownership rights in any card skin design created in connection with the development of any Liberty Tax/NetSpend Card and that NetSpend retains the right and discretion to use for any purpose any such card skin design.

(c)   Estimated Number of Liberty Tax/NetSpend Cards.  On or prior to October 1 of each calendar year, Liberty Tax and Franchisee shall mutually agree upon an estimate of the number of Liberty Tax/NetSpend Cards, including Temporary Cards, to be manufactured by NetSpend for the following year with respect to such Franchisee.  Franchisee shall not dispose of any Temporary Cards not used in any calendar year, but shall maintain such Temporary Cards in safekeeping for use in the subsequent calendar year.

(d)   Franchisee Authorizations.  Franchisee represents, warrants and covenants that, to the extent related to the Franchisee Services, (i) any and all licenses, permits, and other authorizations of Franchisee required by federal or state laws (collectively, the “Franchisee Authorizations”) have been obtained, are valid and in full force and effect, (ii) the continuation, validity, and effectiveness of all of the Franchisee Authorizations shall not be impaired or adversely affected by the terms hereof and (iii) Franchisee will maintain in effect the Franchisee Authorizations, or obtain new or additional Franchisee Authorizations, as necessary to permit it to perform its obligations under this Agreement.

(e)   Taxes. Franchisee will pay when due all federal excise taxes and all state and local use or sales taxes imposed in connection with funds collected by it for the Franchisee Services to the extent such taxes can be collected from the Customer.  Liberty Tax and Franchisee will also file when due all required tax returns required to be filed in connection with its business and with the collection and remittance of any applicable excise, use or sales taxes for which it bears responsibility under this Section 3(e).

(f)    Successor Bank.  NetSpend shall have the right at any time to cause another national bank, federal savings bank or federal savings association other than the initial Issuing Bank to become the issuer of the Liberty Tax/NetSpend Cards, and, upon NetSpend’s, Franchisee agrees to exert its commercially reasonable efforts to facilitate substituting another bank or savings association (the or a “Successor Bank”) for the initial Issuing Bank for all purposes of this Agreement, including such amendments hereto as reasonably required by the Successor Bank.

(g)   Fraud.  Franchisee agrees that it will be fully liable for all damages resulting from the fraud, willful misconduct or gross negligence of its respective employees, agents, contractors or representatives.  Franchisee shall promptly notify Liberty Tax and NetSpend via facsimile, telephone or e-mail with information of which it has actual knowledge about any unauthorized activation of any NetSpend Card or about any counterfeit or fraudulent NetSpend Card sales.  Franchisee will cause Franchisee Locations to cooperate fully with NetSpend and the Issuing Bank, as applicable, in an effort to locate and prosecute the perpetrator of such unauthorized activity or fraud.

33.   Term; Termination.

(a)   The term of this Agreement shall commence on the Effective Date and shall continue until December 31 following the Applicable Tax Season; provided, however, that this Agreement shall automatically terminate upon any termination of the Distributor Agreement.

(b)   Either Party may terminate this Agreement by giving the other Party written notice of termination upon any of the following events of default by the other Party: (i) the other Party fails to pay any amount when due under this Agreement and that payment failure continues for ten  (10) Business Days after written notice of that payment failure is given by the Party entitled to payment; (ii) the other Party continues its failure to perform, or fails to cure or correct any nonperformance of, any of its obligations under this Agreement (other than a payment or other obligation addressed in the immediately preceding clause) for thirty (30) days after written notice of that failure (which describes the failure with reasonable specificity) is given by the Party entitled to performance; (iii) any bankruptcy, insolvency, liquidation, dissolution, or similar action or proceeding is instituted, commenced, or acquiesced in by the other Party or, if instituted or commenced involuntarily against the other Party, is not stayed or dismissed within sixty (60) days after that involuntary institution or commencement; or (iv) the other Party otherwise becomes insolvent, admits in writing its inability to pay its debts as they mature, makes a general assignment for the benefits of its creditors, or enters into any workout or similar arrangement with its creditors.

(c)   NetSpend may terminate this Agreement by giving the Parties written notice of termination upon any of the following events of default by the Franchisee: (i) Franchisee fails to comply with Section 5; (ii) Franchisee continues its failure to perform, or fails to cure or correct any nonperformance of, any of its obligations under this Agreement (other an obligation addressed in the immediately preceding clause) for thirty (30) days after written notice of that failure (which describes the failure with reasonable specificity) is given by Liberty Tax or NetSpend; (iii) any bankruptcy, insolvency, liquidation, dissolution, or similar action or proceeding is instituted, commenced, or acquiesced in by Franchisee or, if instituted or commenced involuntarily against Franchisee, is not stayed or dismissed within sixty (60) days after that involuntary institution or commencement; or (iv) Franchisee otherwise becomes insolvent, admits in writing its inability to pay its debts as they mature, makes a general assignment for the benefits of its creditors, or enters into any workout or similar arrangement with its creditors.

(d)   NetSpend’s termination of this Agreement under this Section 4 shall not be its exclusive remedy for any default by either Party or affect either Party’s responsibility for performing its obligations under this Agreement.

(e)   Upon termination of this Agreement, Franchisee shall cease all theretofore permitted use of the NetSpend Marks.

34.   Non-Competition.

(a)   Franchisee shall not by itself or in conjunction with others, directly or indirectly, during the term of this Agreement, market, offer or develop a prepaid debit card, or related product, in the United States, other than through the NetSpend System, nor will Franchisee at any Franchisee Location or otherwise accept any commission, royalty or any other consideration from the sale, load or reload of any prepaid debit or gift card provider other than NetSpend. In addition, during the term of this Agreement, Franchisee shall not be permitted to enter into a similar agreement with any debit card retailer, independent marketing organization or third party processor in direct or indirect competition with or providing services similar to NetSpend in the United States.

(b)   In the event that Liberty Tax shall at any time have the right under the Distributor Agreement to (i) market, offer or develop a prepaid debit card, or related product, in the United States other than through the NetSpend System, or (ii) accept any commission, royalty or any other consideration from the sale, load or reload of any prepaid debit or gift card provider other than NetSpend, the restrictions set forth in Section 5(a) shall immediately terminate and be of no further force or effect.

35.   Non-Exclusive Rights. Franchisee acknowledges and agrees that its rights under this Agreement to market and distribute NetSpend Cards shall be non-exclusive in nature and that NetSpend shall be permitted to enter into similar arrangements with other potential distributors.

36.   Indemnification and Insurance.

(a)   Liberty Tax shall, at its expense, indemnify, defend and hold harmless Franchisee and its shareholders, directors, officers, employees, agents, successors and assigns (each, a “Franchisee Indemnified Party”) from and against any and all losses, claims or expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by a Franchisee Indemnified Party in any way arising from or in connection with the inaccuracy of any representation or warranty of Liberty Tax hereunder or the performance or nonperformance of Liberty Tax’s obligations hereunder by Liberty Tax.

(b)   Franchisee shall, at its expense, indemnify, defend and hold harmless each of Liberty Tax and NetSpend and their respective shareholders, directors, officers, employees, agents, successors and assigns (each, a “Liberty Tax/NetSpend Indemnified Party”) from and against any and all losses, claims or expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by a Liberty Tax/NetSpend Indemnified Party in any way arising from or in connection with the inaccuracy of any representation or warranty of Franchisee hereunder or the performance or nonperformance of Franchisee’s obligations hereunder.

(c)   The Parties’ respective indemnification obligations under this Section 7 shall survive the expiration or termination of this Agreement.

(d)   Franchisee shall obtain and maintain for the term of this Agreement, at its expense, insurance policies of such type and amounts necessary to cover all material insurable risks in respect of the business and assets of Franchisee and its performance under this Agreement, each of which name NetSpend as an additional insured. Upon request, Franchisee shall furnish to NetSpend a certificate of insurance or other evidence satisfactory to NetSpend that such insurance coverage is in effect.  A failure to comply with this provision shall be deemed a breach of this Agreement.

37.   Confidentiality.  Except as to Issuing Bank, the Parties shall keep this Agreement and its terms confidential, and each Party shall keep the Confidential Information (as hereinafter defined) of the other Party and NetSpend confidential and shall not use any of that Confidential Information for any purpose other than in connection with this Agreement.  The “Confidential Information” of a Party or NetSpend is any trade secret or other confidential or proprietary information relating to such Party’s or NetSpend’s services, business or customers; except such information that is generally known to the public or in the industry (other than by a breach of this Section 8), is in the possession of the receiving Party before disclosure by the other Party or is or becomes available to the receiving Party from a source that (to the receiving Party’s knowledge) is not bound by any nondisclosure obligation to the other Party. A Party may, without violating this Section 8, make such disclosures (a) to its directors, officers, employees ,attorneys and other agents as may be necessary to permit such Party to perform its obligations and to exercise its rights hereunder, provided that such Party ensures that each such director, officer, employee, attorney or other agent is obligated to maintain the confidentiality provided in this Section 8 and remains responsible for violations of this Section 8 by such director, officer, employee, attorney or other agent, and (b) as is required by law, though a Party will use its reasonable efforts to notify the other Party or NetSpend, as applicable, in advance of any such disclosure required by law.  The Parties’ respective obligations under this Section 8 shall survive the termination of this Agreement for an indefinite period.

38.   Compliance with Laws.

(a)   Franchisee and Liberty Tax will perform their respective obligations under this Agreement in compliance, in all material respects, with all applicable federal and state laws, orders and regulations.  Liberty Tax and Franchisee acknowledge and agree that all Customer Data is subject to all terms and conditions governing information that is considered cardholder data under the Payment Card Industry Data Security Standard (the “PCI Standard”), and with respect to the Issuing Bank, may include “Customer Information” as defined under GLBA, 15 U.S.C. § 6801.  Each of Liberty Tax and Franchisee acknowledges its responsibility to safeguard Customer Data in its possession or control, both during and after the termination of this Agreement, and agrees that, as between Franchisee and Liberty Tax, on one hand, and NetSpend, on the other hand, all right, title and interest in Customer Data is owned by NetSpend, together with the Issuing Bank, and the respective card association. Each of Franchisee and Liberty Tax shall perform its obligations under this Agreement in compliance with all applicable requirements of the PCI Standard and Franchisee shall cause all its Franchisee Locations to comply with all applicable provisions of the PCI Standard in its performance of any obligations concerning NetSpend Cards or Customer Data. As part of these obligations, each of Franchisee  and Liberty Tax shall use, and shall cause all Franchisee Locations to use, Customer Data only for the purposes of conducting transactions pursuant to this Agreement and assisting NetSpend or other owners of such data with supporting a loyalty program, providing fraud control services or for uses specifically required by law.  In addition, each of Franchisee and Liberty Tax shall notify NetSpend in writing prior to disposing of any Customer Data, and shall only dispose of Customer Data in a manner reasonably acceptable to NetSpend and the Issuing Bank.  Each of Franchisee and Liberty Tax shall comply (and cause all Franchisee Locations to comply) with all reasonable requests for information from NetSpend, including, without limitation, all requests for information arising from third-party or internal audits regarding security incidents, on behalf of NetSpend, any Issuing Bank, PCI representatives, PCI approved third parties and any governmental authority or regulator exercising jurisdiction (“Approved Persons”). Each of Franchisee and Liberty Tax shall make available (and will cause all Franchisee Locations to make available) to Approved Persons upon reasonable request all books and records regarding security processes and procedures, use of Customer Data, disaster recovery planning, this Agreement and the services rendered hereunder.  Each of Franchisee and Liberty Tax will (and will cause all Franchisee Locations to) provide full cooperation with and access for Approved Persons to conduct a thorough security review after any security intrusion, any loss or unauthorized release of Customer Data or otherwise in connection with Liberty Tax’s or Franchisee’s breach of any obligation under this Agreement concerning Customer Data. Each of Liberty Tax and Franchisee acknowledges that the law applicable to the protection of personally identifiable information of consumers and to the products and services provided pursuant to this Agreement is evolving, and each of Liberty Tax and Franchisee shall cooperate in good faith with NetSpend and the Issuing Bank to implement such procedures and enter into such addenda to this Agreement as may be reasonably necessary or appropriate to maintain compliance with new or different laws, regulations and industry requirements that come into effect, to the extent they are applicable to Franchisee and Liberty Tax in the performance of their respective obligations under this Agreement.

(b)   Franchisee, and each person owning or otherwise controlling at least 25% of the equity or voting power of Franchisee, respectively (a “Principal”), is not, and will not become, a person (a “Prohibited Person”) either listed on the specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, U.S. Department of the Treasury  (the “OFAC List”) or otherwise with whom NetSpend or the Issuing Bank is prohibited by laws, regulations or executive orders, including Executive Order No. 13224, administered by the Office of Foreign Asset Control, U.S. Department of the Treasury (collectively the “OFAC Rules”) from conducting transactions and/or dealings.  In the event that, at any time after the date hereof, the Principals of Franchisee shall change, Franchisee shall provide NetSpend and Liberty Tax at least thirty (30) days prior written notice thereof and shall cooperate with NetSpend with respect to any diligence it may require in connection therewith.  To Franchisee’s knowledge, Franchisee is not “otherwise associated with” a Prohibited Person within the meaning of 31 CFR §594.316.  Franchisee shall provide information (to the extent in Franchisee’s possession or under Franchisee’s control or otherwise available to Franchisee without material expense or extraordinary efforts) as NetSpend or the Issuing Bank may require from time to time to permit NetSpend or the Issuing Bank to satisfy applicable obligations under laws, including, without limitation, the OFAC Rules and/or anti-money laundering laws. Franchisee hereby consents to NetSpend conducting such searches and checks, including a criminal background check, of each Principal, and Franchisee shall immediately notify NetSpend if Franchisee has knowledge that Principal or any member or beneficial owner of Franchisee or Principal is or becomes a Prohibited Person or (i) is convicted of, (ii) pleads nolo contendere to, (iii) is indicted on or (iv) is arraigned and held over on charges under anti-money laundering laws or involving money laundering or predicate crimes to money laundering.

39.   Access to Records.

(a)   During the term of this Agreement, Franchisee shall maintain accurate records with respect to its obligations hereunder, including sales and issuances of the Liberty Tax/NetSpend Cards, requests for Card Payments to be added or “loaded” to NetSpend Card accounts and other matters related thereto.

(b)   Within thirty (30) days of a written request to Franchisee, each of NetSpend, Liberty Tax and the Issuing Bank shall have the right to inspect the records, documents and materials maintained by Franchisee relating to this Agreement during ordinary business hours, subject to (i) such security procedures as Franchisee may reasonably impose and (ii) such limitations as may be required under applicable governmental or regulatory rules, regulations or statutes governing the conduct of Franchisee’s business.

40.   Notice.  Any notice, consent, or other communication to be given under this Agreement by any Party to the other Party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by prepaid overnight express delivery service or same-day local courier service, or (d) delivered by prepaid facsimile transmission, in any case to the address or number set forth below or at such other address or number as may have previously been designated by a Party for it by notice to the other Party in accordance with this Section 11.  Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt.  Mailed notices shall be deemed given three Business Days after mailing.  For purposes of this Agreement, a “Business Day” is any Monday through Friday, other than a day on which banks are authorized to be closed in the State of Texas.  Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation.

If to Liberty Tax:	JTH Tax, Inc., dba Liberty Tax Service
Address:	1716 Corporate Landing Pkwy
Va Beach, VA 23454
Facsimile No.:	(757) 493-0169
Attn:	Mark Baumgartner
Title:	Vice President, CFO

If to Franchisee:

Franchisee:
Address:
Facsimile No.:	( )
Attn:
Title:

41.   Assignment.  Except as provided in this Agreement, the rights and obligations under this Agreement may not be assigned or delegated by either Party without the prior written consent of the other Party and NetSpend, and any such purported assignment or delegation without such consent shall be void.

42.   Governing Law.  This Agreement shall be governed by, construed in accordance with, and enforced under the laws of the State of Texas.

43.   Force Majeure.  Except as otherwise expressly set forth herein, in the event a Party shall be delayed or hindered in, or prevented from, the performance of any act required of it hereunder by reason of strike, inability to procure materials, failure of power, telecommunications or connectivity failure, restrictive governmental laws or regulations, inability to obtain or maintain (for any reason outside of a Party’s reasonable control) any governmental or regulatory license or authorization, riot, insurrection, war, terrorism and/or any act in furtherance of terrorism, act of God, or other event outside that Party’s reasonable control (each such cause or event being hereinafter referred to as a “Force Majeure”), then performance of such acts will be excused for the period of the delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay.  Any time a Party is experiencing a Force Majeure that is expected to result in a significant failure or delay, that Party will give notice to the other Party describing the Force Majeure and the nature of the failure or delay and giving an estimate as to how long the delay will be.  A Party claiming an excusable delay or failure under this Section 16 shall use reasonable efforts to alleviate or overcome the Force Majeure as soon as practicable.

44.   Offset.  A Party shall be entitled to credit or offset an amount equal to any or all amounts due to it by the other Party under this Agreement.

45.   Amendment; Waiver.  This Agreement may only be amended by the written consent of both Parties, NetSpend and the Issuing Bank.  A Party’s or NetSpend’s or the Issuing Bank’s failure or delay in enforcing another Party’s performance of any of such Party’s obligations under this Agreement shall not be a waiver of any of those obligations.

46.   Invalid Provisions.  If any provision of this Agreement is ever held to be invalid or unenforceable, that provision will be severed from the rest of this Agreement, and all of the other provisions of this Agreement will remain in effect, but will be amended by the Parties to the extent possible to result in this Agreement having the same relative economic benefits and detriments to the Parties as existed before the severance of the invalid or unenforceable provision.

47.   Entire Agreement.  This Agreement contains the entire agreement of the Parties as to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.

48.   Binding Effect; Third-Party Beneficiaries.  This Agreement and the rights and obligations hereunder shall be binding upon and shall inure to the benefit of the Parties and their legal successors and permitted assigns; provided, however, that NetSpend and the Issuing Bank shall each be a third party beneficiary of the obligations of Franchisee hereunder and may enforce such obligations directly, to the same extent as if it were a direct party hereto.

49.   Compliance with Gramm-Leach-Bliley Act.  Notwithstanding the foregoing, nothing herein shall require either Party to violate Title V of GLBA or any regulation promulgated thereunder with respect to the privacy of the customers of any financial institution.

50.   Payday or Short Term Lending.  Franchisee represents warrants and covenants that it will not represent in any manner that NetSpend or the Issuing Bank participates in, endorses or is in any way connected with any payday or short term lending activities of Franchisee.  Furthermore, Franchisee represents, warrants and covenants that it will not package, connect, promote or market as being packaged or connected, the Franchisee Services with any payday lending activities of Franchisee; provided, however, that Franchisee may market and promote its payday and short term lending activities in the same stores and at the same times as it promotes the Franchisee Services so long as the marketing and promotion of such payday and short term lending activities is clearly separate from its promotion of the Franchisee Services.  Franchisee agrees that its training and internal procedures for administering the distribution of NetSpend Cards shall not include instructions or authorizations to employees and managers which are inconsistent with this Section 21.

51.   Organization and Qualification.  The Parties represent and warrant to each other that, as of the date of this Agreement, each Party is a corporation,  limited liability company or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation, limited liability company or partnership, as applicable, in every state in which the character of its business requires such qualification (except  with respect to Franchisee where the failure to obtain such foreign qualification would not have a material adverse effect on Franchisee’s business) and has the power to own its property and carry on its business as now conducted.

52.   Due Authorization.  The execution and delivery by the Parties of this Agreement, the performance by the Parties of the transactions contemplated hereby and compliance by the Parties with the terms of this Agreement, (a) are within the Parties’ power and authority and (b) have been duly authorized by all necessary action.  This Agreement has been duly executed and delivered by the Parties and constitutes a valid and binding agreement of each Party, enforceable in accordance with its terms.

53.   Consents.  Neither the execution and delivery of this Agreement by the Parties nor the performance by the Parties of their obligations hereunder requires any consent, authorization, approval, notice to or other action by or in respect of, or filing with, any third party or any governmental body or agency.

54.   Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one, and the same, document. Signatures of the Parties may be exchanged by facsimile, and such facsimile signature pages shall be deemed originals in all respects.

55.   Dispute Resolution.  Any dispute or controversy arising out of or relating to this Agreement or the Bank Agreement, or both, or the interpretation or termination of this Agreement or the Bank Agreement, or both (“Dispute”), shall be resolved or settled by arbitration before a single arbitrator pursuant to the Rules for Commercial Arbitration of the American Arbitration Association (the “Rules”).  Arbitration may be commenced at any time by a Party’s giving written notice to the other Party and to the Issuing Bank that a Dispute has been referred to arbitration under this Section 26.  The location and arbitrator shall be selected by agreement of the Parties, but if they do not so agree within twenty (20) days after the date of the notice referred to in the second preceding sentence, the selection shall be made by the American Arbitration Association pursuant to the Rules.  Any award rendered by the arbitrator shall be conclusive and binding upon the Parties.  This provision for arbitration shall be specifically enforceable by either of the Parties, and judgment upon the arbitration award may be entered and enforced in any court having jurisdiction over the Parties or their respective assets, it being the intent of the Parties that these arbitration provisions be enforced to the fullest extent permitted by applicable law.  Each of the Parties shall pay its own expenses of arbitration (including, without limitation, those of its own counsel and witnesses), and the expenses of the arbitrator shall be shared equally by the Parties (and, if the dispute involves Issuing Bank, also shared equally by the Issuing Bank under the Bank Agreement); except that if, in the opinion of the arbitrator, any claim or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his or her award, all or part of the arbitration expenses of the other Party (including, without limitation, its reasonable attorneys’ fees) and of the arbitrator against the Party asserting that unreasonable claim, defense, or objection.  Nothing in this Section 26 precludes a Party from applying to a court having jurisdiction to (a) seek provisional or temporary injunctive relief, in response to an actual or threatened breach of this Agreement or otherwise to avoid irrevocable damage or maintain the status quo, until a final arbitration decision or award is rendered or a Dispute is otherwise resolved or (b) enforce the provisions of this Section 26.  Nothing in this Section 26 precludes the Parties from resolving a Dispute by agreement at any time.

EXHIBIT B

MUTUAL NON-DISCLOSURE AGREEMENT

THIS MUTUAL NON-DISCLOSURE AGREEMENT (this “Agreement”), dated as of December 12th, 2008, is between NetSpend Corporation, a Delaware corporation, with offices at 701 Brazos Street, suite 1200, Austin, Texas 78701 (“NetSpend”), and JTH Tax Inc., a Delaware corporation, d/b/a “Liberty Tax Service” with offices at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454 (“Liberty”), and is entered into to ensure the protection and preservation of the confidential and/or proprietary nature of information that the Parties (as hereinafter defined) contemplate disclosing to one another in order to consider possible strategic transactions involving one or more issuing banks (the “Transaction”).

As used in this Agreement, the Party disclosing Confidential Information (as hereinafter defined) is the “Disclosing Party” and the Party receiving the Confidential Information is the “Receiving Party.” Each of NetSpend and Liberty and their respective subsidiaries and affiliates shall be referred to herein individually as a “Party” and collectively as the “Parties.”

NOW THEREFORE, in reliance upon and in consideration of the following mutual undertakings and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, each of the Parties agree as follows:

1.             Confidential Information.    For purposes of this Agreement, the term “Confidential Information” shall be deemed to include (i) any information (including historical financial information that has not been publicly disclosed), concerning the business, assets, operations, financial condition or projections, technology, customers, strategic partners and business plans and models of the Disclosing Party included in information that has been or in the future is furnished by or on behalf of the Disclosing Party and (ii) notes, analysis, compilations, studies, interpretations, memoranda or other documents and writings prepared by the Receiving Party or its directors, officers, employees, subsidiaries and advisors (“Representatives”) which contain, reflect or are based upon, in whole or in part, any information described in clause (i) above that has been or in the future is furnished by the Disclosing Party or its Representatives.

2.             Non-Disclosure and Use Restrictions.            Each Party shall keep the Confidential Information of the other Party strictly confidential for a period of five (5) years from the date hereof and shall not disclose such Confidential Information to any third parties, other than its Representatives, without the prior written consent of the Disclosing Party. Each Party shall use the Confidential Information received from the other Party only for the purpose of evaluating the Transaction (including the effects of its consummation), and in no event for any other commercial, business or other purpose or for any other purpose competitively, strategically or otherwise disadvantageous, directly or indirectly, to the Disclosing Party. No other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, mask work rights, or any other intellectual property rights are implied or granted under this Agreement or by the delivery of Confidential Information by one Party to the other Party.

3.             Copying.               Confidential Information supplied by one Party shall not be reproduced by the other Party in any form except to the extent reasonably necessary to enable such other Party to evaluate the Transaction.

4.             Care.      The Receiving Party shall treat Confidential Information of the Disclosing Party as proprietary and confidential and shall use the same degree of care to avoid disclosure or unauthorized use of Confidential Information of the Disclosing Party as the Receiving Party provides to protect its own Confidential Information but no less than reasonable care. The Receiving Party shall maintain the Confidential Information received from the Disclosing Party in confidence and shall retain such Confidential Information in a secure place. The Receiving Party shall disclose and permit access to such Confidential Information only to those of its Representatives who reasonably need to know such information in order to evaluate the Transaction and with whom the Receiving Party has established practices or procedures to maintain the confidence of such Confidential Information and who are informed of the confidential and proprietary nature of such information and the provisions of this Agreement. The Receiving Party shall be responsible for any breach of the provisions of this Agreement by any of its Representatives.

5.             Ownership.           All Confidential Information shall remain the property of the Disclosing Party, and all documents or other tangible or electronic media embodying such Confidential Information (including those prepared by the Receiving Party) shall be, at the option of the Receiving Party, either promptly returned to the Disclosing Party or destroyed after the Receiving Party’s need for it has expired or upon the request of the Disclosing Party. The Receiving Party’s counsel may retain one copy to be kept confidential and used solely for archival purposes. If destroyed, the Receiving Party shall so certify in writing to the Disclosing Party.

6.             Limitation.            It is understood that the term “Confidential Information” does not include information that:

(a)           has been published or is now or becomes in the public domain without breach of this Agreement by the Receiving Party;

(b)           prior to disclosure hereunder is properly within the legitimate possession of the Receiving Party;

(c)           subsequent to disclosure hereunder is lawfully received from a third party having a right to disclose the information in such party’s possession and is not restricted from further disseminating the information;

(d)           is independently developed by the Receiving Party without use of the Confidential Information of the Disclosing Party;

(e)           is disclosed without further restriction to a third party with the written approval of the Disclosing Party; or

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(f)            is provided solely pursuant to and in connection with the parties’ existing commercial relationship pursuant to that certain Distributor Agreement between the parties dated as of October 1, 2008, that certain Third-Party Agency Agreement among the parties hereto and Inter National Bank, N.A. dated as of October 1, 2008, and the Mutual Non-disclosure Agreement between the parties dated as of October 29, 2007 (such agreements, the “Existing Commercial Agreements”).

7.             Legally Required Disclosure.  If either Party is requested or required by law or by any court of competent authority or governmental agency or authority or in connection with any legal or administrative proceeding to disclose any of the Confidential Information (the “Requested Party”) will provide such other Party (the “Owning Party”) with prompt written notice of such request or requirement prior to such disclosure. The Owning Party receiving such notice may then either seek appropriate protective relief from all or part of such request or requirement (including confidential treatment of any such disclosure if required) or waive the Requested Party’s compliance with the provisions of this Agreement with respect to all or part of such request or requirement.  Each Party agrees that if it is the Requested Party, it will reasonably cooperate with the Owning Party to attempt to obtain any protective relief that the Owning Party chooses to seek. If the Owning Party fails to obtain such relief, and, in the opinion of counsel for the Requested Party, the Requested party is legally compelled to disclose any of the Confidential Information, then the Requested Party may disclose that portion of the Confidential Information which counsel to such Requested Party advises that it is compelled to disclose.

8.             Relief.  Because monetary damages will not be an adequate remedy for any breach of this Agreement and may be difficult to ascertain, the Parties agree that in the event of a violation of this Agreement, without limiting any other rights and remedies of each other, specific performance and/or other injunctive relief may be obtained against any Party who has breached or threatened to breach this Agreement and that such Party seeking equitable relief may do so without the necessity to post any bond therefore.

9.             Right to Disclose.     Each of the Parties warrants that it has the right to disclose all of the Confidential Information that it previously has disclosed or will disclose to the other Party pursuant to this Agreement. With the exception of the foregoing express warranty and with the exception of any warranty as may be provided in definitive agreements, if any, that may be executed after the date hereof in connection with the Transaction or otherwise, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY CONFIDENTIAL INFORMATION, INCLUDING WITHOUT LIMITATION, ANY WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION.

10.           Disclosure.     Except as required by law, all media releases and public announcements or disclosures by either of the Parties relating to this Agreement, its subject matter or the purpose of this Agreement shall be coordinated by the Parties in writing prior to the release thereof. It is understood and agreed that, except in accordance with Section 7, neither

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Party shall disclose to any third party (other than its Representatives) the fact that the Parties are in discussions concerning the Transaction, or the status or terms of such discussions, without the prior written consent of the other Party.

11.           Term.  This Agreement shall continue in full force and effect for a period of one (1) year from the date hereof and then shall automatically expire and terminate. The obligations of the Parties described in Section 2 through 9, and 11 through 20, however, shall continue after the termination of this Agreement for the duration set forth in such provision or, if not therein defined, perpetually.

12.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Texas without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

13.           Securities Laws.  Each Party hereby acknowledges that it is aware and that it will advise its Representatives who are informed of the matters that are the subject of this Agreement, that the United States securities laws restrict persons with material non-public information about a company from purchasing or selling securities of such company or from communicating such information to a third party under circumstances in which it is reasonably foreseeable that such third party is likely to purchase or sell such securities in reliance upon such information. Each Party agrees that it will not use or cause any other person to use, and that it will use reasonable efforts to assure that none of its Representatives will use or cause any other person to use, any Confidential Information in contravention of the United States securities laws.

14.           Amendment and Waiver.  The terms and provisions of this Agreement may be amended or modified, and the observance of any term or provision hereof may be waived, only by a written instrument executed by the Parties. No failure or delay by either Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

15.           Successors and Assigns.  This Agreement shall inure to, and be binding upon, the Parties hereto and their respective successors (including, without limitation, any successor to a Party) and permitted assigns. Neither Party shall assign this Agreement without the prior express written consent of the other Party; provided, however, that assignments by operation of law, merger or other change of control transaction shall be expressly permitted.

16.           Prior Agreements.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein; provided, however, this Agreement is not intended to supersede or replace any existing confidentiality or non-disclosure agreement between the Parties, including without limitation the Existing Commercial Agreements, except as to the obligations of the parties relating to Confidential Information disclosed for the purpose of considering a Transaction. This Agreement shall control for all

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purposes as to the matters contained herein. This Agreement may be modified only in writing, signed by each Party.

17.           Counterparts.  This Agreement may be executed in multiple identical counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument.

18.           Limitation.  This Agreement does not constitute or create any obligation on the part of either Party to provide any Confidential Information or other information to the other Party, but merely defines the rights, duties and obligations of the Parties with respect to the Confidential Information to the extent it may be disclosed or made available. The Parties acknowledge and agree that no contract or agreement providing for a Transaction shall be deemed to exist unless and until a definitive agreement has been executed and delivered by the Parties. The Parties also agree that unless and until a definitive agreement with respect to a Transaction has been executed and delivered by the Parties, there shall not be any legal obligation of any kind whatsoever with respect to any such Transaction by virtue of this Agreement or any other written or oral expression or proposal with respect to such Transaction except, in the case of this Agreement, for the matters specifically agreed to herein.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NETSPEND CORPORATION

By:	/s/Christopher T. Brown
Name: Christopher T. Brown
Title: General Counsel

JTH TAX INC.

By:	/s/Mark F. Baumgartner
Name: Mark F. Baumgartner
Title: VP/CFO

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